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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR January 27, 2023

THUNDER ENERGIES, INC.

4002 Hwy 78, Suite 530 #296

Snellville, GA 30039

(866) 834-BEAR

OFFERING SUMMARY

Up to 75,000,000 shares of

Class A Common Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 34

	Price to Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Per share	$0.125	$0.0088	$0.1163	0
Total Maximum	$75,000,000	$3,700,000	$71,300,000	0

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution and Selling Securityholders” for details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The company expects that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $3,700,000 based on the maximum number of shares sold in this offering.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the Maximum Offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion. The Offering is being conducted on a best-efforts basis and there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

The holders of Thunder Energies preferred stock (the “Preferred Stock”) are entitled to an aggregate vote of the following:

Series A – 15 votes per share convertible into 10 shares of Common Stock

Series B – 1,000 votes per share convertible into 1,000 shares of Common Stock

Series C – 1,000 votes per share, non-convertible

Holders of the Preferred Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4. THERE IS NO ASSURANCE THAT THE NECESSARY FUNDS WILL BE RAISED OR THAT THE ISSUER WILL BE ABLE TO BE SUCCESSFUL IN THEIR BUSINESS OPERATIONS AS DESCRIBED HEREIN.

Sales of these securities will commence approximately 10 days after the approval of this Offering.

The company is following the “Offering Circular” format of disclosure under Regulation A.

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In this Offering Circular, the term “Thunder Energies,” “we,” “us, “our” or “the company” refers to THUNDER ENERGIES, INC., a Florida corporation.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Thunder Energies, Inc. was incorporated April 2011 and underwent new management as of April 2022. This new team has created a vision that is still in the early stages of redevelopment and growth. The Company looks to drive outstanding results for our shareholders by deploying capital in well diversified business ventures, partnerships and investments (i.e., commercial/residential real estate, mining, asset-backed cryptocurrency, water treatment, solar, etc.) and seeks current sustainable income as a primary objective and capital appreciation as a secondary objective. Our financial strategy aims to provide a foundational backstop to reduce inherent business risks which includes other assets invested in investment and non-investment grade credit in well-diversified industry sectors.

The company has already secured impressive partnerships - including real estate development, mining, water treatment, solar, finance/banking, legal, marketing and advertising, and is continually expanding investment opportunities in multiple capital markets to create diverse revenue streams. Its mission is to protect the shareholders through a diversified asset base with various asset classes that allow it to stay liquid and self-sufficient to aid in heading off any unforeseeable market shifts and political changes around the globe, which are critically important in current times.

The company will operate under the brand name “Thunder Energies” with the consideration given to future name changes due to a diversification of operations outside of the former business.

Revenue Plan

The company will be identifying and investing into revenue or cash flowing assets and companies that will provide a return on investment to our shareholders.

The Offering

Securities offered	Common Stock

Common Stock outstanding before the Offering	20,140,735 shares of Common Stock.

Share Price	$5.00 per share
Maximum Common Shares Offered	15,000,000

Minimum Investment	$10,000

Use of Proceeds

Proceeds from this Offering will be used to acquire assets directly or indirectly through the investment in other companies. Thunder Energies has current letters of intent for minority interests in a mining venture, development of family resorts in Tennessee and Georgia and investment in a water and solar green technology company.

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Summary Risk Factors

Thunder Energies is a startup. The company was incorporated on March 2020 and is still in an early stage of development. The company is not close to profitability as projects take approximately 18 months to develop and construct and may not provide a return on investment for approximately 24 months thereafter. Investing in the company involves a high degree of risk (see “Risk Factors”). As an investor, you should be able to bear a complete loss of your investment. Some of the more significant risks include those set forth below:

•	This is a very young company.

•	The company has minimal operating capital and no revenue from operations.

•	The success of Thunder Energies business is dependent on acquisition of investment assets that produce revenue at favorable prices.

•	The company may need to raise more capital and future fundraising rounds could result in dilution.

•	Success in the real estate and other investments is highly unpredictable, and there is no guarantee the company will be successful in the market.

•	Market risks could have material negative effects on Thunder Energies’ planned operations.

•	Thunder Energies operates in a highly competitive market.

•	Litigation against our investment operations, our business, results of operations or financial condition.

•	The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

•	Some of the company’s investments will be in real estate, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

•	The illiquidity of real estate may make it difficult for the company to dispose of one or more of our investments or negatively affect our ability to profitably sell such investments and access liquidity.

•	The company’s growth strategy depends on its ability to identify and fund acquisition of income producing assets.

•	The company’s real estate investments may depend on their ability to obtain favorable mortgage financing.

•	Thunder Energies depends on a small management team and may need to hire more people to be successful.

•	Control over the Investment Manager

•	The company will require an investment bank and investment or collateral manager who has not yet been hired.

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•	Inadequate Returns.

•	Legal and Regulatory Risks.

•	Tax Considerations; Distributions and Payment of Tax Liability.

•	General Economic and Market Conditions.

•	Highly Volatile Markets.

•	Risks of Securities Activities.

•	Investment Style Risk.

•	Bonds and Other Fixed Income Securities.

•	Short Sales.

•	Leverage.

•	Derivatives.

•	Swap Agreements.

•	Exchange-Traded Funds (“ETFs”).

•	Cyber Security Risk.

•	The Offering price has been arbitrarily set by the company.

•	The officers of Thunder Energies control the company and the company does not currently have any independent directors.
•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

•	There is little to no current market for Thunder Energies’ shares.

•	The interests of Thunder Energies and the company’s other affiliates may conflict with your interests.

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RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to our business

This is a very young company.

The company was incorporated in Florida on April 21, 2011 and underwent new management as of April 2022. This new team has created a vision that is still in the early stages of redevelopment and growth. Despite the time since incorporation the company is still a startup company that has recently been acquired and changed its operations to a new business model. The company is initiating the execution of its business plan discussed herein but has not yet started operations, and has not acquired any assets. There is no history upon which an evaluation of its past performance and future prospects can be made. Statistically, most startup companies fail.

The company has minimal operating capital, no significant assets and no revenue from operations.

The company currently has minimal operating capital and for the foreseeable future will be dependent upon its ability to finance its planned operations from the sale of securities or other financing alternatives. There can be no assurance that it will be able to successfully raise operating capital in this or other offerings of securities, or to raise enough funds to become operational. The failure to successfully raise operating capital could result in its inability to execute its business plan and potentially lead to bankruptcy, which would have a material adverse effect on the company and its investors.

The success of Thunder Energies business is dependent on acquisition of investment assets that produce revenue at favorable prices.

As of the date of this Offering Circular the company has letters of intent to purchase and invest in a mining operation, a family resort operation and a water/solar technology company. The company does not know whether it will be able to obtain additional investments in other companies at acceptable purchase terms that are favorable. Finally, if this Offering does not raise enough capital to finalize the investments, the company may need to turn to other sources of funds.

The company may raise more capital and future fundraising rounds could result in dilution.

Thunder Energies may need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically. See “Dilution” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Plan of Operation” for more information.

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Success in real estate and other investments is highly unpredictable, and there is no guarantee the company will be successful in the market.

The company’s success will depend on the success of the companies it invests in. Thunder Energies will perform due diligence and evaluation of operations but investment trends are difficult to predict. For example, if the company fails to anticipate future preferences in the real estate markets, its business and financial performance will likely suffer. The company may also invest in operations that end up losing money. Even if one of its facilities is successful, the company may lose money in others.

Market risks could have material negative effects on Thunder Energies’ planned operations.

Market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics, such as COVID-19, and epidemics) and natural/environmental disasters can all negatively impact markets, which could cause the Company to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the United States or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Company’s investments and operations. Additional and/ or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree.

Thunder Energies operates in a highly competitive market.

Thunder Energies plans to operate in a highly competitive market and faces intense competition. Many of the company’s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better financial terms, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Litigation against our investment operations, our business, results of operations or financial condition.

The company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their investment companies. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt the company’s financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations or financial condition which will reduce or eliminate Thunder Energies’ ability to recover its investment.

The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

The company has not yet acquired insurance. It may not be able to acquire insurance policies that cover all types of losses and liabilities. Additionally, once the company acquires insurance, there can be no assurance that its insurance will be sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other assets sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company’s financial condition or results of operations.

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Some of the company’s investments will be in real estate, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

Some of the company’s operations will consist of real estate operations. Accordingly, the company is subject to the risks associated with holding real estate investments. A prolonged decline in the popularity of certain real estate could adversely affect the value of its holdings and could make it difficult to sell its interest or divest from the company or businesses.

The company’s real estate holdings will be subject to risks typically associated with investments in real estate. The investment returns available from equity investments in real estate depend in large part on the amount of income earned, expenses incurred and capital appreciation generated by the related properties. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on our business, financial condition or results of operations.

The illiquidity of real estate may make it difficult for the company to dispose of one or more of our investments or negatively affect our ability to profitably sell such investments and access liquidity.

The company may from time to time decide to dispose of one or more of its investment holdings. Because real estate holdings generally, are relatively illiquid, the company may not be able to dispose of one or more investment assets on a timely basis. In some circumstances, sales may result in investment losses which could adversely affect the company’s financial condition. The illiquidity of its holdings assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition and results of operations.

The company’s growth strategy depends on its ability to identify and fund acquisition of income producing assets.

A key element of the company’s growth strategy is to identify and fund income producing assets. The company has identified a number of strategic markets and is still the process of identifying additional opportunities. The company’s ability to fund, develop and operate these venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

•	Find quality investments.

•	Reach acceptable agreements regarding the purchase of investments and comply with our commitments under our investment agreements.

•	Raise or have available an adequate amount of cash or currently available financing.

The company’s real estate investments may depend on the company’s ability to obtain favorable mortgage financing.

The company intends to invest in real estate operations and those companies may need to secure both construction and mortgage financing beyond Thunder Energies investment. There is no guarantee that the companies will be able to obtain financing on favorable terms. In the event that the companies are unable to obtain such financing it may limit their ability to effectuate its plans and may, thereby negatively impacting Thunder Energies financial prospects.

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Thunder Energies depends on a small management team and may need to hire more people to be successful.

The success of Thunder Energies will greatly depend on the skills, connections and experiences of the executives, Rick Haynes and Lance Lehr. Thunder Energies has entered into employment agreements with the aforementioned executives. Further, there is no assurance that the company will be able to identify, hire and retain the right people for various key positions.

Risks relating to appointing an Investment Manager

Control over the Investment Manager.

The Investment Manager and/or Sub-Advisor will invest in securities that the Investment Manager and/or Sub-Advisor believe will generally, and in the aggregate, be managed consistent with the Investment Policy Statement (IPS) and strategy. The IPS does not control the Investment Manager, however, and there can be no assurances that an Investment Manager will manage the investments in a manner consistent with the investment objective and strategy as detailed in the IPS.

The company will require an investment bank and investment or collateral manager who has not yet been hired.

The company is currently performing a search for an investment bank and Investment or Collateral Manager to manage an institutional investment account by adhering to the IPS of the company. There is no way to be certain that the investment bank and Investment Manager of the company, once appointed, will be able to execute the IPS as directed. If an appropriate entity and person is not identified and hired, the company will not succeed with this financial strategy since its performance will depend on the strict adherence to the IPS and subsequent Account Control Agreement (ACA).

Inadequate Returns.

No assurance can be given that the returns on the company's investments will be commensurate with the risk of investment within the IPS. Investors should not commit money to the company unless they have the resources to sustain the loss of their entire investment.

Legal and Regulatory Risks.

Legal and regulatory changes could occur during the term of the Investment Manager, which may materially adversely affect the Investment Manager. The regulation of the U.S. and non-U.S. securities markets and investment funds has undergone substantial change in recent years and such change may continue.

Tax Considerations and Payment of Tax Liability.

The company will be required each year to pay applicable U.S. federal and state income taxes on its share of the Investment Manager’s taxable income, and will have to pay applicable taxes from other sources.

General Economic and Market Conditions.

The success of the Investment Manager activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the company’s investments. Unexpected volatility or liquidity could impair the company’s profitability or result in its suffering losses.

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Highly Volatile Markets.

The prices of securities and all financial instruments can be highly volatile. Price movements in which a company’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and financial instruments. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. The Investment Manager is also subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Risks of Securities Activities.

All securities investing and trading activities risk the loss of capital. Although the Investment Manager and/or Sub-Advisor will attempt to moderate these risks, no assurance can be given that the company’s investment activities will be successful or that it will not suffer losses.

Investment Style Risk.

The Investment Manager and/or Sub-Advisor will allocate the company’s holdings among various securities which follow various investment strategies as outlined in the IPS. Different types of investment styles tend to shift into and out of favor depending on market and economic conditions. The returns from the Investment Manager which follow one investment strategy may at times be better or worse than the returns from an Investment Manager which follow other types of investment strategies. If the Investment Manager does not allocate or reallocate an appropriate proportion of its assets to follow strategies that favor higher returns, the Investment Manager’s returns may underperform accordingly. Various types of investment strategies go through cycles of performing better or worse than the stock or bond market in general. There is no assurance that the Investment Manager will be able to reallocate its investments to match the investment styles which are in favor at any given moment. At any time, the performance of the Investment Manager may thus be better or worse than the performance of other managers that have a different investment style or a specific investment style which they follow consistently rather than attempting to allocate between different styles.

Bonds and Other Fixed Income Securities.

The Investment Manager, on behalf of the company, may invest in both U.S. and non-U.S. bonds and other fixed-income securities and may take short positions in these securities. The Investment Manager will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed-income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk). Given that the Federal Reserve has begun to raise interest rates, the company may face a heightened level of interest rate risk.

The Investment Manager may invest in both Investment Grade debt securities and Non-Investment Grade debt securities (commonly referred to as junk bonds). Non-Investment Grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of Non-Investment Grade debt securities to make principal and interest payments than issuers of higher-grade debt securities. An economic downturn affecting an issuer of Non-Investment Grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher-grade debt securities.

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Short Sales.

A short sale involves the sale of a security that the seller does not own in the hope of purchasing the same security (or security exchangeable for that security) at a later date at a lower price. To make delivery to the buyer, the seller must borrow the security and is obligated to return the security to the lender, which is accomplished by a later purchase of the security. In the United States, when a short sale is made, the seller must leave the proceeds of the sale with the broker and deposit with the broker an amount of cash or U.S. Government securities sufficient under current margin regulations to collateralize its obligation to replace the borrowed securities that have been sold.

A company may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Investment Manager believes possess volatility characteristics similar to those being hedged.

Leverage.

The Investment Manager, on behalf of the company, may borrow money for investment purposes. This practice, which is known as “leverage,” is speculative and involves certain risks. The Investment Manager may enter into derivative and similar transactions for hedging or investment purposes that may be deemed to create leverage. In general, the use of leverage by investment programs may increase the volatility of the investments.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be affected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if a company earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return to the company if the company fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment. In the event that an investments equity or debt instruments decline in value, the investments could be subject to a “margin call” or “collateral call,” under which the Investment Manager, on behalf of the company, must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an investment asset, the Investment Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Manager, on behalf of the company, may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

Derivatives.

The Investment Manager, may invest in, or enter into, derivatives or derivatives transactions (“derivatives”) on behalf of the company. Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Manager can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the investment asset as a whole. Derivatives permit the Investment Manager and/or Sub-Advisor to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of a company's investment strategy. The Investment Manager’s and/or Sub-Advisor’s use of derivatives may include total return swaps designed to replicate the performance of a particular market segment or to adjust market or risk exposure.

If the Investment Manager invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the company or result in a loss. The Investment Manager could also experience losses if derivatives are poorly correlated with its other investments, or if the Investment Manager is unable to liquidate the position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

The possible lack of a liquid secondary market for derivatives and the resulting inability of the Investment Manager to sell or otherwise close a derivatives position could expose the company to losses and could make derivatives more difficult for the Investment Manager to value accurately.

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Swap Agreements.

The Investment Manager may enter into equity, interest rate and index rate swap agreements on behalf of the company. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Investment Manager had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Exchange-Traded Funds (“ETFs”).

The Investment Manager may invest in shares of various ETFs, including exchange-traded index and bond funds on behalf of the company. Exchange-traded index funds seek to track the performance of various securities indices. Shares of ETFs have many of the same risks as direct investments in common stocks or bonds. The investments are subject to the risks associated with the ETF’s investments. In addition, their market value is expected to rise and fall as the value of the underlying index or bond rises and falls. The market value of an ETF’s shares may differ from its net asset value. In addition, ETFs may trade at a price above (premium) or below (discount) their net asset value, especially during periods of significant market volatility or stress, causing investors to pay significantly more or less than the value of the ETF’s underlying portfolio. As a shareholder in an ETF (as with other investment companies), the Investment Manager, on behalf of the company, would bear its ratable share of that entity’s expenses. At the same time, the Investment Managers portfolio would continue to pay investment management fees and other expenses. As a result, the Investment Managers portfolio, in effect, will be absorbing duplicate levels of fees with respect to investments in ETFs.

Cyber Security Risk.

As the use of technology has become more prevalent in the course of business, the Investment Manager has become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to the Investment Manager; and compromises or failures to systems, networks, devices and applications relating to the operations of the Investment Manager and its service providers. Cyber security risks may result in financial losses to the Investment Manager; the inability of the Investment Manager to transact business; delays or mistakes in the calculation of the investments under management by the Investment Manager; the inability to process transactions with other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. The Investment Manager’s service providers (including, but not limited to, its investment adviser, any sub-advisers, administrator, transfer agent, and custodian or their agents), financial intermediaries, companies in which the Investment Manager invests and parties with which the Investment Manager engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to the Investment Manager. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Investment Manager does not directly control the cyber security defenses or plans of its service providers, other Investment Managers, financial intermediaries and companies in which it invests or with which it does business.

Risks relating to this Offering and our shares

The Offering price has been arbitrarily set by the company.

Thunder Energies has set the price of its Common Stock at $5.00 per share. Valuations for companies at Thunder Energies stage are purely speculative. The company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

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The officers of Thunder Energies control the company and the company does not currently have any independent directors.

The Founders are currently the company’s controlling shareholders. Moreover, they are the company’s executive officers and directors, through their ownership in Thunder Energies. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within Thunder Energies, and having extra checks and balances to prevent fraud and produce reliable financial reports.

The company does plan on the addition of independent directors.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement. Section 27 of the Exchange Act does create exclusive federal jurisdiction over all suits brought to enforce and duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates a concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the by the Securities Act or the rules and regulations thereunder.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute, jury trial waiver in connection with claims arising under the state or federal securities laws has not been finally adjudicated by the courts. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by Thunder Energies of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

There is little to no current market for Thunder Energies’ shares.

Thunder Energies is listed on the OTC Markets Pink with a pending application to OTCQB. At the current time the Company’s trading is limited. There is no guarantee there will be demand for the shares. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

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Risks Related to Certain Conflicts of Interest

The interests of Thunder Energies and the company’s other affiliates may conflict with your interests.

The company’s Amended and Restated Certificate of Incorporation, bylaws and Florida law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of Thunder Energies, and the Company’s future investments.  This risk may increase if and investment targets are controlled by Thunder Energies or our officers and directors, through ownership, as an officer or director contractually or any combination thereof. Potential conflicts of interest include, but are not limited to, the following:

•	Thunder Energies and the company’s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

•	The investment target may engage Thunder Energies, or other companies affiliated with Thunder Energies to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiations; and

•	The company’s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. If you invest in our Preferred Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per share of our Preferred Stock and the pro forma net tangible book value per share of our Preferred Stock after this Offering.

As of September 30, 2022, the net tangible book value of the Company was a deficit of $4,480,081. Based on the number of shares of Common Stock issued and outstanding as of the date of the offering (20,140,735) that equates to a net tangible book value of approximately ($0.212) per share of Common Stock on a pro forma basis. Based on the total number of shares of Common Stock that would be outstanding assuming full subscription (35,140,735) at total net proceeds of $73,400,000, that equates to approximately $1.96 of tangible net book value per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current stockholders will have immediately increased by approximately $2.17 without any additional investment on their behalf and the net tangible book value per share for new investors will be immediately diluted by $2.83 per share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

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This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

Thunder Energies, Inc. is offering a maximum of 15,000,000 shares of Common Stock on a “best efforts” basis.

The cash price per share of Common Stock is $5.

While Shares are expected to be offered and sold directly by the Company and its respective Officers and employees, the Company has reserved the right to offer and sell Shares through the services of independent broker-dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions of up to ten percent (10%) of the Proceeds received for the sale of Shares. Notwithstanding the foregoing, the amount and nature of commissions payable to broker-dealers is expected to vary in specific instances and may be lower than the one listed herein. The Investor who is admitted to the Company through such broker-dealer (and not the Company) may be responsible for all such commissions payable to broker-dealers (and such payments may reduce the Investor’s invested capital) or the Company may pay such commissions.

The company is offering its securities in all states.

Selling Shareholders

No founders will be selling securities into the offering; all net proceeds in this offering will go to Thunder Energies, Inc.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the company will accept tenders of funds to purchase the shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the Offering is open for investment. (NOTE: AT THIS TIME NO “TEST THE WATER” PRESENTATIONS HAVE BEEN MADE, NO PROSPECTIVE INVESTIONS HAVE SUBMITTED INDICATIONS OF INTEREST AND NO PRESENTATION MATERIALS ARE AVAILABLE). We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing." The funds tendered by potential investors will be held by our escrow agent, TBD (the “Escrow Agent”) and will be transferred to us at each Closing. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest.  Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The company intends to engage a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to the transfer agent for the above services to be $35,000 annually.

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The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a $20,000 consulting fee that will be due after FINRA issues a No Objection Letter and the Commission qualifies the Offering. An assumption of $535,000 in total fees paid to Dalmore were used in estimating the expenses of this Offering.

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USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this Offering. The company currently estimates that, at a per share price of $5, the net proceeds from the sale of the 10,000,000 shares of Preferred Stock will likely be $45,000,000 after deducting the estimated offering expenses of approximately $5,000,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios:

	25%	50%	75%	100%
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Estimated Offering Expenses	$800,000	$1,600,000	$2,400,000	$3,200,000
Dalmore	$125,000	$250,000	$375,000	$500,000
Net Proceeds	$17,825,000	$35,650,000	$53,475,000	$71,300,000

Overhead - 12 months	$1,782,500	$3,565,000	$5,347,500	$7,130,000

Minority Position Asset Investments	$8,021,250	$20,855,250	$24,063,750	$32,085,000

Minority Mining Assets Investments	$4,812,750	$4,812,750	$4,812,750	$4,812,750

Entertainment/Lifestyle Asset Investments	$3,208,500	$3,208,500	$9,625,500	$13,636,125

Infrastructure Technologies	$0	$2,406,375	$7,219,125	$10,227,094

NASDAQ Uplift	$0	$802,125	$2,406,375	$3,409,031

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THE COMPANY’S BUSINESS

THUNDER ENERGIES BUSINESS OVERVIEW

Our principal business objective is to generate revenue through strategic partnerships and joint ventures that focus on income generation coupled with capital preservation through proactive investment management utilizing a fiscally conservative liquidity and investment posture to optimize returns to our shareholders. We achieve this vision through prudent management of borrowed funds together with our capital and shareholders’ equity that is invested primarily in a diversified balance sheet of real estate investments and other cash flowing assets that earns the spread between the yield on our assets and the cost of our borrowings and hedging activities by an appointed Investment Manager.

The business is financed by an appropriate mix of shareholders’ equity and future sale of corporate debt to achieve its primary business objective of an annual return on equity greater than its cost of equity, while maintaining a sound financial structure. This is achieved by rigorous due diligence to vet investment assets that have significant upside potential while minimizing risks through an investment strategy that pursues an “absolute return” or positive returns to preserve investor capital and returns to our shareholders. This strategy enables the company to maximize profitability by taking advantage of different market cycles, while diversifying risk. By partnering with a top-tier Investment Management Firm, the company’s investment objectives are to generate consistent capital appreciation over the long-term, with relatively low volatility with the pursuit of an “absolute return” or seeking to achieve positive returns, by, for example, taking long and short positions and by engaging in various hedging strategies, regardless of the performance of the traditional equity and fixed income markets.

We believe that our business objectives are supported through our long-term conservative financial vision, the diversity of our investment strategy and comprehensive risk management approach to preserve investor capital for our shareholders.

KEYS TO SUCCESS

Thunder Energies’ key to success is the effective negotiation of value in the acquisition of certain income producing assets where the return on investment is based on asset appreciation and cash flow from the asset. The Company’s management team are seasoned real estate developers, managers and investment strategy specialists.

THE COMPANY’S CURRENT INVESTMENTS

At the current time the Company has investments in several diversified assets:

1.	Fourth and One, LLC – Thunder Energies is a minority investor in this company which owns the Kinsley Mountain mine project. Preliminary soil sampling is complete which indicates significant commercial minerals and ores available including silver, lead copper, other critical metals, gold and marble. The estimated valuation of the property is $33 million based on a November 10, 2022 review of site data. The Kinsley Mountain property is located in the Antelope Mountains in northeastern Nevada divided by Elko County to the north and White Pine County to the south. It is approximately 93.2 miles northeast of Ely, Nevada and 51.6 miles southwest of Wendover, Nevada.

The Kinsley Mountain property is attractive as a precious and base metal (battery metals) prospect for the following reasons:

Favorable jurisdiction for the conduct of exploration and mining activities. Nevada is considered one of the best localities in the world for finding and developing a mineral resource.

Recent drilling by other mining companies has demonstrated the existence of gold mineralization in a geologic setting very similar to that which exists in the NW portion of the claim block and at possibly a shallower depth and other mining companies have expressed interest in leasing this ground.

The geology, mineralogy and milling details are well known in the general area.

Permitting, environmental, and infrastructure concerns are minimal.

Water rights have been secured.

Critical base metals have been identified and historically produced from the property. Copper, tungsten, lead, molybdenum, zinc, antimony and bismuth have been found in ore concentrations and in anomalous amounts.

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2.	Bear Village Resorts, Inc. – Thunder Energies is a minority investor in this company which is focused on development of family resorts. The controlling shareholders of Thunder Energies also control Bear Village. Bear Village has an effective Regulation A Offering.

3.	Truvata Holdings Limited/RoRa Holdings, Inc. – Thunder Energies announced on May 26, 2022, a $40 million funding pact with Turvata Holdings Limited for 50,000 RoRa™ Prime coins. This new type of crypto currency is backed by real assets, including copper mines, gold, rhodium, real estate, oil and gas, precious gems and various other high-value assets which falls right in line with the asset backed model Thunder Energies looks to employ. As a decentralized cryptocurrency based on Ethereum, the RoRa™ Prime coins are inherently stable assets and provide a convenient means of value for regular transactions. RoRa™ Prime coins expand the mobility of crypto assets across the ecosystem as adoption increases within the Global FI standards. The synergistic management philosophies of providing asset backed business models is an excellent match as both companies grow in their respective fields.

4.	Sixty-Six Oilfield Services, Inc. – Sixty-Six is a publicly traded company that has recently concluded a reverse merger and a Regulation A offering. The new company operations focus on water treatment and solar energy acquisitions. Thunder Energies has executed a letter of intent to purchase up to $5 million in shares of the company once their offering is registered in Florida.

5.	Las Vegas Aces – Thunder Energies announced on December 20, 2022, that it has negotiated a partnership and marketing agreement with the Las Vegas Aces WNBA team that is owned by Mark Davis who also owns the Las Vegas Raiders NFL team. The agreement provides Thunder Energies the potential to financially partner with the organization and establishes it as a major marketing partner with the Aces to bring brand recognition to the company, its Nevada owned Kinsley Mountain asset and to strengthen their ties to champion change in multiple industries. The Aces are the 2022 WNBA Champions after only their fifth season and they have advanced to the postseason in each of the last four years and these two forward-thinking and like-minded organizations will help to align both brands into the future.

OTHER MANAGED ASSETS

The Company may seek to achieve its investment objectives through an Investment Management Firm, by investing in, among other things, a combination of corporate debt obligations of varying maturities, other corporate income-producing securities, and income-producing securities of non-corporate issuers, such as U.S. Government securities, municipal securities and mortgage backed and other asset-backed securities issued on a public or private basis.

Appointment of Investment Manager

The Investment Manager is expected to manage the Company’s assets in a manner consistent with the Investment Management Agreement between Thunder Energies and the Investment Manager (the “Agreement”), and the investment objectives, guidelines, and constraints outlined in this IPS. The Investment Manager shall have a fiduciary responsibility to act in accordance with the Agreement.

The Portfolio assets will be managed by an experienced investment management firm with fiduciary responsibilities that:

a)	At all times is registered and in good standing with the Financial Industry Regulatory Authority (FINRA) and the SEC as an investment advisor under the Investment Advisers Act of 1940 (where applicable);

b)	Acknowledges in writing that it is a fiduciary with respect to the Portfolio of assets it manages;

c)	Has at least five years of experience in actively managing fixed income bond portfolios and is capable of managing the Investment Portfolio such that the Portfolio will maintain an overall dollar-weighted average rating of “Baa3” or greater by Moody’s or “BBB-” or greater by S&P (an “Investment Grade Rating”);

d)	Currently manages in excess of ten billion ($10.0B USD) in total assets;

e)	The U.S. domiciled firm carries an investment grade rating of Baa3 (Moody’s) and or BBB- (Standard and Poor’s) or higher;

f)	Provides detailed information on the history of the firm, key personnel, fee schedule, and support personnel and demonstrates financial and professional staff stability;

g)	Clearly articulates the investment strategy that will be followed and documents that the strategy has been successfully adhered to over time; and

h)	Has no outstanding legal judgments or past judgments that materially and adversely affects its ability to provide services to Thunder Energies.

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The role of the Investment Manager is to manage the assets of the Portfolio by providing the following investment management services:

a)	Acquisition:

The Investment Manager is delegated responsibility for following and maintaining the asset allocation strategy for the Portfolio and discretion to determine the Portfolio’s individual security selections.

b)	Sourcing of Investments:

Identifying various Corporate Securities, Government Securities, and other permitted investments that satisfy established parameters for diversification and portfolio mix.

c)	Risk Management:

The performance of the Investment Manager is measured versus a fully invested market index, or combination of market indexes, representative of the Investment Manager’s investment style, strategy, asset allocation and risk level. Investment Manager shall be permitted to utilize risk reduction vehicles including, but not limited to, interest rate swaps, credit default swaps and/or make whole call provisions.

d)	Monitor Investment Performance:

Monitoring and tracking the risks and returns on individual investments regularly, including performing mark-to-market valuations frequently, but not less frequently than on a bi-weekly basis.

e)	Reviewing:

Reviewing the Portfolio performance and investment guidelines on a monthly basis to determine whether the investments continue to meet the Portfolio’s objectives and financial circumstances.

f)	Reporting/Advising:

Reporting/Advising quarterly on the performance of the Portfolio to Thunder Energies and/or Thunder Energies designees, to keep Thunder Energies apprised of the Portfolio’s investment progress as it relates to the Portfolio performance and the reasonably anticipated cash requirements for ongoing operations and debt service payments.

g)	Liquidation:

Liquidation of the Portfolio assets also rests with the Investment Manager, in accordance with this IPS.

Monitoring of Investment Manager

Thunder Energies will have an ongoing review and analysis of the Investment Manager as it is just as vitally important as the due diligence implemented during the Investment Manager selection process. Thunder Energies may regularly monitor the Investment Manager as outlined below:

a)	Step 1 - Ongoing Monitoring:

Thunder Energies will perform on-going analysis of the Investment Manager regularly, but not less than on a quarterly basis. In addition to reviewing quarterly investment performance, the following will be evaluated:

•	Investment Manager’s adherence to the IPS guidelines;
•	Material changes in the Investment Manager’s organization, investment philosophy and/or personnel;
•	The volatility of the investment rates of return of the Investment Manager compared to the volatility of an appropriate market index and/or peer group, and
•	Comparison of the Investment Manager’s results to appropriate indices and/or peer groups.

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b)	Step 2 - Formal Watchlist:

If Thunder Energies determines that any of the above factors, or any other development regarding the Investment Manager’s performance or organization, warrants a more thorough examination, Thunder Energies will place the Investment Manager on a formal “watchlist”. Factors evaluated during the watchlist examination include, but are not limited to, the following:

•	Extraordinary events (organizational issues)

Extraordinary events may include such things as:

–	Change in ownership (i.e., key people “cash out”)
–	Change in professionals
–	Changes to an Investment Manager’s philosophy or the process it uses to implement the agreed upon strategy
–	Investment Manager is involved in material litigation or fraud
–	Client-servicing problems
–	Significant account losses or significant account growth
–	Change in cost
–	Change in financial condition or corporate rating
–	Extreme performance volatility

•	Intermediate-term performance in relation to appropriate market index

Intermediate-term performance standards measure an Investment Manager’s performance in relation to the appropriate market index for a time period not longer than ten years.

•	Short-term performance in relation to appropriate “style (peer) group”

Short-term performance standards incorporate a time period of at least three years. Investment Manager is expected to demonstrate favorable cumulative and rolling three- to five-year risk-adjusted performance compared to its peer group.

c)	Step 3 - Replace or Retain:

As a result of the watchlist examination of the Investment Manager, a recommendation from Thunder Energies to either replace or retain the Investment Manager will be made. If a recommendation is made to retain the Investment Manager, a watchlist evaluation period may be established to more closely monitor the Investment Manager. This period will generally be four quarters, but can be shorter or longer depending on the circumstances leading to the watchlist examination.

It is at Thunder Energies discretion to take corrective action by replacing an Investment Manager, as it deems appropriate at any time. The watchlist is not the only route for removing an existing Investment Manager. The aforementioned events, or any other events of concern identified by Thunder Energies, may prompt the immediate removal of an Investment Manager without it being watchlisted.

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Thunder Energies Investment Manager financial strategy is depicted below:

Thunder Energies raises capital from several sources:

• Offering a $75M Regulation-A capital raise at $5/share in 2023

• Funding pact of $40M in Truvata Holdings Limited/RoRa Holdings, Inc. in 2023

• Joint venture agreement with Fourth and One, LLC to develop precious metal mining operations in 2023

• Partners with Bear Village Resorts in Q1 2023 to develop real estate projects in Georgia and Tennessee

• Letter of Intent to purchase $5.0M in shares of Sixty-Six Oilfield Services, Inc.

• Future Thunder Energies $500M bond offering in 2023

• Operational revenues from all assets after expenses are paid

Funds raised are placed into a Bankruptcy Remote Entity managed by an Institutional Bank and Investment Manager governed by the Investment Policy Statement (IPS) and Account Control Agreements (ACA)

An Institutional Account will be actively managed by an Investment Banking Firm with an “A” rating or higher to build a fixed-income portfolio and procure US Treasuries & other securities with laddered or barbell maturities.

Funds created through the “spread” are utilized for: • Capital preservation and protection • Debt servicing • Purchasing of future project assets

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Steps in this investment process are as follows:

1.	A portion (up to 75%) of capital raised from several sources will be placed into an Institutional Account with an investment grade rated or higher financial rating and managed by an Investment Manager governed by the Investment Policy Statement (IPS) and Account Control Agreement (ACA).
2.	The investments will be actively managed.
3.	The capital raised will be invested in both Investment Grade and Non-Investment Grade fixed-income US Treasuries and Securities, Government Secured Entities (GSE’s), Sovereign Debt, Municipals and Corporate Bonds.
4.	The Institutional Account may be leveraged up to 10:1 by the Investment Manager, on behalf of the company, with a laddered or barbell maturity strategy from thirty (30) days to thirty (30) years.
5.	The investment portfolio will be stress tested on a daily basis as to not exceed the leverage target, confirm that at least 75% of the portfolio is in Investment Grade fixed-income and meeting the required over-collateralization target to reduce the risk of potential margin calls. It should be noted that the default rate of investment grade bonds over the last century as reported by Moody’s is less than 1.0% which statistically lowers the probability of a margin call significantly.
6.	The investment portfolio will have maintenance collateral in several different forms: the fixed-income portfolio, cash flow from the fixed-income coupons, liquid cash, maintenance cash, project(s) equity/assets and cash flow from other (real estate) assets and future $500M corporate debt issuance.
7.	The Investment Manager may use U.S. Treasury Inflation-Protection Securities (TIPS) and Step-ups to protect against additional market risks.
8.	A portion (up to 75%) revenue streams after expenses from a diversified pool of revenues, equity and other assets will be placed into the investment portfolio.
9.	The strategy provides principal preservation, protection and liquidity to investors and shareholders governed by the IPS and ACA.

It is not the intent to make the strategy sound too simplistic, but to maintain some brevity we offer the following as fundamentals of the strategy together with managing the risks.

A portion of capital is raised through various instruments as detailed below:

•	Regulation-A Offering of $75M at $5/share in 2023
•	Funding pact of $40M in Truvata Holdings Limited/RoRa Holdings, Inc. in 2023
•	Joint Venture Agreement with Fourth and One, LLC for to develop precious metal mining operations in Q4 2023
•	Partners with Bear Village Resorts in Q1 2023 to develop commercial real estate projects in Georgia and Tennessee
•	Letter of Intent to purchase $5.0M in shares of Sixty-Six Oilfield Services, Inc.
•	Future Thunder Energies corporate debt offering of $500M in 2023
•	Operational revenues from other assets after expenses are paid

Cash flow from the above sources are then placed in and managed by a third-party Institutional Investment Banking Firm such as Merrill Lynch, Morgan Stanley, William Blair & Company, etc. and managed by an Institutional Investment Manager governed by the IPS and ACA within a Bankruptcy Remote Entity. The portfolio will be invested in various fixed-income Investment and Non-Investment Grade US Treasuries and Securities, Government Secured Entities (GSE’s), Sovereign Debt, Municipals and Corporate Bonds, cash flow from the bond coupons, liquid cash, maintenance cash for the account, and equity and cash flow from other assets. The surplus funds or the spread created from the portfolio will be used for capital preservation and protection of our investors and shareholders, provide a backstop to service debt should an unforeseeable catastrophic event occur and purchasing of future project assets.

The benefits of the investment strategy are the following:

1.	Investors and shareholders have the security of having a portion of all raised funds invested in fixed-income US Government backed Securities from one half years to 30 years with the potential upside for enhanced protection.
2.	The Investment Manager will manage the fixed-income portfolio that will include US Government backed securities including US Treasuries and Securities, Government Secured Entities (GSE's), Sovereign Debt, Municipals, Corporate Bonds, which may include, Strips, TIPS, and Step-ups.
3.	The enhanced protection is provided by primarily procuring Investment Grade securities (no less than 75% of the managed portfolio) with a rating of Baa3 (Moody's) or BBB- (S&P) or higher to minimize defaults which could lead to a margin call.

23

Addressing some other financial risks, we offer the following:

1.	US Treasuries and Agencies are the base of the portfolio, which are securities backed by the full faith and credit of the United States Government which has never defaulted on any government debt instruments.
2.	The large majority of fixed-income securities being held in the portfolio will be investment grade of Baa3 (Moody's) or BBB- (S&P) or higher which have less than a 1.0% default rate as averaged over the past century. These guidelines are to help mitigate the event of a potential default which could potentially lead to a margin call.
3.	Using the current equity/assets and future operational revenues from various other assets offers additional coverage or collateral for any margin concerns due to then current market conditions.
4.	The collateral to backstop investors will be in several different forms: the fixed-income portfolio, cash flow from the coupons, liquid cash, maintenance cash, asset(s) equity, cash flow from the other assets and projects and future corporate debt and equity issuance(s).

Many of the risks can be minimized and reduced significantly with the experience of a seasoned Institutional Investment Banking Firm and Investment Manager as detailed below. As an extra layer of protection, we will have an in-house Sub-Advisor overseeing the Investment Manager on a daily basis.

Risk	Definition	Cause and Effect	How a Professional Investment Managers help Manage these Risks
Portfolio Composition	We will maintain a well-diversified industry sector approach in accordance with our Investment Policy Statement (IPS)	Bonds may lose value if their credit ratings are downgraded	Targeted assets and allocations will be rebalanced to remain in compliance with the IPS
Interest Rate	The risk of associated with on-going decline and rise of interest rates	Rising yields cause bond prices to fall	By actively managing and buying both short and long-term bonds based on the direction they believe interest rates are heading
Leverage	We generally expect to maintain an economic leverage ratio no greater than 10:1	Hedging strategies can either increase or decrease the total leverage with a portfolio	By stress testing the portfolio daily on a market-to-market basis can keep the portfolio on target
Cash flow	The uncertainty of future cash flows to a bond holder	In a low interest rate environment, a bond may be called prior to maturity, such as in Mortgage-Backed Security (MBS) resulting in fewer interest payments than anticipated	Through proactive use of sophisticated tools to model prepayment trends, assessments can be made of the likelihood of a MBS being prepaid prior to maturity
Credit	The risk that a bond will default and not make timely payments	Bonds may lose value if their credit ratings are downgraded	Bond assessments will be managed to optimize risk-adjusted returns through assessments of fundamental credit research and market conditions
Liquidity	The risk that bond cannot be bought or sold quickly	A market crisis can reduce liquidity resulting in difficulty in selling undesired bonds, further depressing the price of those bonds	By actively monitoring of market liquidity to determine the ease with which bonds may be sold
Yield Curve	The risk associated with the changing slope of the yield curve	A flattening yield curve causes short-term bonds to under-perform long-term bonds	By actively targeting yield curve changes to reposition long- and short-term bonds based on expected changes in yield curve slope

24

INVESTMENT RESTRICTIONS

Prohibited investments include, but are not limited to the following:

1)	Currencies (other than U.S. Dollars)

2)	Commodities

3)	Futures Contracts (unless used for hedging purposes)

4)	Hedge Portfolios

5)	Leveraged Buyouts

6)	Puts, calls, straddles or other option or swap strategies (unless used for hedging purposes)

7)	Short Sales (unless used for hedging purposes)

8)	Venture Capital

9)	Investments by the Investment Manager in their own securities, their affiliates or subsidiaries (excluding money market accounts authorized by Thunder Energy in the IPS)

All investments outside the IPS are subject to the prior written approval of Thunder Energies on a case-by-case basis.

25

CONFLICTS OF INTEREST

We are not aware of any conflicts of interest between the founders of Thunder Energies, Inc. and the founders. Potential sources of conflicts are discussed below.

General

At the current time management contracts do not have conflicts in the operation of the Company.

Allocation of Our Affiliates’ Time

Thunder Energies relies on Thunder Energies executive officers and other professionals who act on behalf of Thunder Energies, for the day-to-day operation of our business.

As a result of the executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to Thunder Energies and other entities and other business activities in which they are involved. However, the company believes that the executive officers and investment professionals have sufficient depth to fully discharge their responsibilities to the company and the other entities for which they work. The long-term plan is for the executives to resign from their other operations and dedicate their time to Thunder Energies.

Receipt of Fees and Other Compensation by Thunder Energies and its Affiliates

Thunder Energies and its affiliates will receive substantial fees from the company, which fees will not be negotiated at arm’s length. These fees could influence Thunder Energies advice to the company as well as the judgment of the affiliated executives of Thunder Energies. For additional information see “The Company’s Business – Support from Thunder Energies” for conflicts relating to the payment structure between Thunder Energies and its’ affiliates.

26

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes information from the audited financial statements for the period ending September 30, 2022 and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. Audited financials are be completed in accordance with the Regulation A requirements and have been filed with the SEC through the EDGAR System.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Thunder Energies is an OTC Markets listed company (OTC:TNRG) and is fully PCAOB audited. The current ownership group purchased controlling interest in the company on February 23, 2022. Since that time the Company has continued to clean the financials, update the corporate finings and structure. The Company is up to date on filing will continue to file its Annual and Quarterly reports with PCAOB audit review.

Results of Operations

Over the past 12 months, the prior ownership allowed its business to decline with $0 revenues. The current ownership has taken over the prior management and reviewed all financials and updated all the filings.

As a result of the foregoing, the company generated a net operating loss of $341,258 with additional losses due to stock and interest expenses totaling $2,965,402 through September 30, 2022.

Plan of Operation

Upon completion of this Offering, the company intends to fund investments with the proceeds from this Offering and use strategic acquisition of assets.

27

SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Eric Collins	Director, Chairman	57	July 21, 2022
Ricardo Haynes	Director	55	July 21, 2022
Lance Lehr	Director	56	July 21, 2022
Tori White	Director	30	July 21, 2022
Donald R. Keer	Director	61	July 21, 2022

The table below sets forth the officers of THUNDER ENERGIES.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Eric Collins	Director, Chairman	57	July 21, 2022
Ricardo Haynes	President/CEO	55	July 21, 2022
Lance Lehr	VP Operations	56	July 21, 2022
Matthew D. White	Interim Controller	22	July 21, 2022
Tori White	Development Consultant	30	July 21, 2022
Donald R. Keer	Attorney, Secretary, Treasury	61	July 21, 2022

Biographies

Eric Collins - Director, Chairman

Mr. Collins is a well-polished leader with over 39 years in project management experience specializing in logistics planning for the U.S. Air Force, Special Operation Forces Division where he was responsible for oversight, coordination and execution of operational cost efficiencies of funds, time, material and facilities to resolve problems and issues in support and maintenance programs. This included preparing briefings and presentations for senior leadership using methods such as data mining, data modeling, and or cost or benefit analysis to acquire and secure new government contracts. Over the past 5 years Mr. Collins has continued working with the US Air Force at Warner Robins Air Base where he manages the defense budget and contracts. He has also worked for Top Flight Development Group Inc. in Atlanta, GA buying and selling property for residential development.

Ricardo Haynes

President/CEO

Highly accomplished business development executive with more than 20 years of experience in producing exponential revenue growth, cultivating enduring relationships within the hospitality and financial industry. Worked for Marriot Corporation for over 15 years in property development, licensing and investment. Also operated in the financial industry providing corporate bond placement and project financing. Total experience includes commercial real estate sales and loan origination with regional and nationally based lending institutions, corporate finance consulting. Grass roots development experience in creating and issuing collateralized bond obligation and related instruments. Over the last 5 years Mr. Haynes has worked assisting clients in construction financing in both commercial and hospitality markets with Candela Group, Ltd. In Alberta, Canada.

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Lance L. Lehr

Operations Manager

Mr. Lehr has 25 years of senior management experience in the Hospitality Industry. He has worked at the senior most level of projects ranging from Ski Area’s with Hotel, Condo, F&B and Adventure Parks to Indoor Water Park Resorts development and operations. Mr. Lehr serves as a senior advisor to one POS, a hospitality technology leader and has developed numerous independent companies and concepts. His entrepreneurial management style of leadership empowers associates and holds them accountable for high level performance. This has led to the successful development and operation of several companies in the hospitality industry that focus on franchise like systems and aggressive labor and cost management. Mr. Lehr’s entrepreneurial focus leads to creative solutions that deliver superior result in today’s dynamic marketplace. Through aggressive cost control coupled with out of the box sales building efforts and an intense focus on the guest experience, Mr. Lehr has been able to provide superior long term results for his clients. Over the past 5 years has worked as President of Hybrid Hospitality, LTD in Erie, PA developing amusement parks, water parks and hospitality properties for clients.

Matthew D. White

Interim Controller

Mr. Matthew D. White received a BS in Finance from Wingate University-NC in August 2020. Since graduation Mr. White has worked with Thunder Energies in establishing financial controls and systems for the financial reporting of the Company.

Tori White

Development Consultant

Ms. White has been working for Northpointe Realty since 2015 in commercial and residential real estate leasing and contracting. Prior to that, she worked at Jlew Enterprises, LLC in Boca Raton, FL in their residential construction group from 2012-2015. Over the last 5 years Ms. White has marketed and sold commercial and residential real estate.

Donald R. Keer, P.E., ESQ.

Corporate Attorney

Mr. Keer is an attorney and a professional engineer who spent the first half of his career as a construction project manager working for Fluor Corporation and then local developers in New Jersey and Pennsylvania. Mr. Keer has also been an expert witness for various construction issues including delay damages, building code standards, construction technologies and insurance claims.

For the past 25 years Mr. Keer has represented business clients working on construction projects, real estate development, mergers and acquisitions and publicly traded companies to ensure their businesses and construction projects move forward in a timely manner. He is a sole practitioner and has had his own law practice for 25 years.

Corporate Partners

Fairview Hospitality, LLC

Fairview Hospitality, LLC is a full service hospitality management company located in Erie, Pennsylvania. Fairview Hospitality, LLC concentrates on the development, operation and long term management of; indoor water park resorts, select and full service hotels, outdoor water parks, family entertainment centers and franchised & independent restaurant concepts.

Services offered include: feasibility study analysis, representing ownerships interests during construction, and the long term day-to-day management of ownership’s asset and business. We also provide interior design and procurement, accounting and cost control, rate and yield management, sales and marketing services, associate customer service training, human resource management and career development for our managed properties.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The company did not pay any of its officers or directors a salary through September 30, 2020.

The company intends to pay salaries within 12 months after of the approval of this Offering. The highest paid officers of the company will be paid as follow:

Name	Position	Annual Compensation
Eric Collins	Director, Chairman	$	N/A
Ricardo Haynes	President/CEO	$	N/A
Lance Lehr	VP Operations	$	N/A
Tori White	Development Consultant	$	N/A

All compensation will be on behalf of the company by Thunder Energies, Inc. and allocated to the subsidiaries.

In the future, the company will have to pay its officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add additional executives, including but not limited to, a General Manager, a Food and Beverage Manager and Resort Managers.

30

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

GENERALLY

THUNDER ENERGIES, INC. is authorized to issue 900,000,000 shares of common stock, $0.001 par value per share, in the Company and 750,000,000 shares of preferred stock. As of September 30, 2022, 72,140,735 shares of common stock, 50,000,000 shares of Series A Preferred Stock have been authorized, issued and outstanding,10,000,000 shares of Series B Preferred Stock have been authorized and 10,000,000 shares issued and outstanding, and 10,000,000 shares of Series C Preferred Stock have been authorized and 10,000 shares issued and outstanding. No additional stock issuances have been made since September 30, 2022. See “Description of Capital” and “Principal Shareholders.”

We have reserved 15,000,000 shares of common stock for this issuance under the THUNDER ENERGIES, INC.’s private placement. The Company has not issued any options.

COMMON STOCK

Holders of outstanding shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as may be required by applicable law, holders of outstanding shares of common stock vote together as a single class. Holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of shareholders.

PREFERRED STOCK

Holders of the outstanding shares of Series A Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 10:1 and voting rights of 15:1.

Holders of the outstanding shares of Series B Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 1,000:1 and voting rights of 1,000:1.

Holders of the outstanding shares of Series C Preferred Stock, in accordance with the Certificate of Designation, have no conversion rights and voting rights of 1,000:1.

Principal Shareholders

Title of Class	Name and Address of beneficial owner (1)	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable (2)	Percent of class (3)
Series A Preferred	Ricardo Haynes; 4002 Hwy 78, Suite 530 #296, Snellville, GA 30039	7,500,000	Restricted	15%
Series A Preferred	Eric Collins; 233 Hendrix Ave, SW Atlanta, GA 30315	12,500,000	Restricted	25%
Series A Preferred	Lance Lehr; 4002 Hwy 78, Suite 530 #296, Snellville, GA 30039	2,500,000	Restricted	5%
Series A Preferred	Tori White; 3335 Prairie Dr., Snellville, GA 30044	24,000,000	Restricted	48%
Series A Preferred	Donald Keer; 3663 Greenwood Circle, Chalfont, PA 18914	3,500,000	Restricted	7%

Title of Class	Name and Address of beneficial owner (1)	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable (2)	Percent of class (3)
Series B Preferred	Ricardo Haynes; 4002 Hwy 78, Suite 530 #296, Snellville, GA 30039	750	Restricted	15%
Series B Preferred	Eric Collins; 233 Hendrix Ave, SW Atlanta, GA 30315	1,250	Restricted	25%
Series B Preferred	Lance Lehr; 4002 Hwy 78, Suite 530 #296, Snellville, GA 30039	250	Restricted	5%
Series B Preferred	Tori White; 3335 Prairie Dr., Snellville, GA 30044	2,400	Restricted	48%
Series B Preferred	Donald Keer; 3663 Greenwood Circle, Chalfont, PA 18914	350	Restricted	7%

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Title of Class	Name and Address of beneficial owner (1)	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable (2)	Percent of class (3)
Series C Preferred	Ricardo Haynes; 4002 Hwy 78, Suite 530 #296, Snellville, GA 30039	1,500	Restricted	15%
Series C Preferred	Eric Collins; 233 Hendrix Ave, SW Atlanta, GA 30315	2,500	Restricted	25%
Series C Preferred	Lance Lehr; 4002 Hwy 78, Suite 530 #296, Snellville, GA 30039	500	Restricted	5%
Series C Preferred	Tori White; 3335 Prairie Dr., Snellville, GA 30044	4,800	Restricted	48%
Series C Preferred	Donald Keer; 3663 Greenwood Circle, Chalfont, PA 18914	700	Restricted	7%

 The following table sets out, as of September 30, 2022, Thunder Energies voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the company’s voting securities.

Name	Common Shares
Ricardo Haynes (1)	25,000,000
Top Flight Development, LLC (2)	15,000,000
Matthew White (2)	10,000,000
Eric McClendon (2)	2,000,000

(1) Shares issued for Employment Agreement

(2) Shares issued for Consulting Agreement

32

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Services Agreement and Employment Agreements

No Management Services Agreement is in place with any of the management team.

33

SECURITIES BEING OFFERED

Thunder Energies, Inc. is offering Common Stock in this Offering. The company is qualifying up to 15,000,000 shares of Common Stock under this Offering Statement, of which this Offering Circular is part. Thunder Energies authorized capital stock consists of 900,000,000 shares of Common Stock (the “Common Stock”), at $0.001 par value, of which 72,140,735 shares are Common Stock are issued.

The following is a summary of the rights of Thunder Energies’ capital common stock as provided in its Amended and Restated Certificate of Incorporation, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

For a complete description of Thunder Energies’s capital stock, you should refer to its Amended and Restated Certificate of Incorporation and Bylaws, and applicable provisions of the Florida General Corporation Law.

34

THUNDER ENERGIES, INC.

F-1

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$29,949	$–
Notes receivable - related party	26,200	–
Deferred offering costs	9,000	–
Prepaid expenses	30,000	–
Total current assets	95,149	–

Total assets	$95,149	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$80,619	$70,971
Derivative liability	87,482	83,404
Convertible notes payable, net of discount of $8,985 and $241,876, respectively	1,173,281	508,890
Accrued interest	3,233,848	1,019,156
Current liabilities of discontinued operations	–	901,000
Total current liabilities	4,575,230	2,583,421
Total liabilities	4,575,230	2,583,421

Commitments and contingencies (Note 14)

Stockholders' deficit
Preferred stock - Series A: $0.001 par value, 50,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Preferred stock - Series B: $0.001 par value, 10,000,000 authorized; 5,000 and 5,000 shares issued and outstanding, respectively	5	5
Preferred stock - Series C: $0.001 par value, 10,000,000 authorized; 10,000 and 10,000 shares issued and outstanding, respectively	10	10
Common stock: $0.001 par value 900,000,000 authorized; 72,140,735 and 80,140,735 shares issued and outstanding, respectively	72,140	80,140
Additional paid-in-capital	724,888	(693,112)
Accumulated deficit	(5,327,124)	(2,020,464)
Total stockholders' deficit	(4,480,081)	(2,583,421)
Total liabilities and stockholders' deficit	$95,149	$–

See notes to unaudited condensed financial statements

F-2

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Operations

	Nine Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021

Net revenues	$–	$–	$–	$–

Cost of sales	–	–	–	–

Gross Profit	–	–	–	–

Operating expenses:
Advertising and marketing expenses	4,743	–	4,743	–
Stock based compensation	1,410,000	–	–	–
General and administrative	341,258	89,675	188,483	22,620
Total operating expenses	1,756,001	89,675	193,226	22,620
Loss from operations	(1,756,001)	(89,675)	(193,226)	(22,620)

Other (income) expense:
Change in derivative liability	4,078	(41,923)	(5,455)	(38,673)
Accretion of debt discount	232,891	331,388	76,685	103,342
Impairment of assets	–	510,182	–	510,182
Interest expense	2,214,690	808,284	1,049,317	374,570
Gain on disposal of discontinued operations	(901,000)	–	–	–
Total other expense	1,550,659	1,607,931	1,120,547	949,421

Loss before income taxes	(3,306,660)	(1,697,606)	(1,313,773)	(972,041)
Income taxes	–	–	–	–
Loss from continuing operations	(3,306,660)	(1,697,606)	(1,313,773)	(972,041)
Discontinued operations	–	50,973	–	(350,983)

Net loss	$(3,306,660)	$(1,646,633)	$(1,313,773)	$(1,323,024)

Net loss per share from continuing operations, basic and diluted	$(0.05)	$(0.03)	$(0.02)	$(0.02)
Net loss per share from discontinued operations, basic and diluted	$–	$(0.00)	$–	$(0.00)
Net loss per share, basic and diluted	$(0.05)	$(0.03)	$(0.02)	$(0.02)

Weighted average number of shares outstanding
Basic and diluted	70,796,413	76,340,735	72,140,735	76,340,735

See notes to unaudited condensed financial statements

F-3

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit

	Preferred Stock A		Preferred Stock B		Preferred Stock C		Common Stock		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit

Balance, December 31, 2020	50,000,000	50,000	5,000	5	10,000	10	76,340,735	$76,340	$(879,312)	$(647,914)	$(1,400,871)
Net loss	–	–	–	–	–	–	–	–	–	(214,531)	(214,531)
Balance, March 31, 2021	50,000,000	50,000	5,000	5	10,000	10	76,340,735	$76,340	$(879,312)	$(862,445)	$(1,615,402)
Net loss	–	–	–	–	–	–	–	–	–	(109,078)	(109,078)
Balance, June 30, 2021	50,000,000	50,000	5,000	5	10,000	10	76,340,735	$76,340	$(879,312)	$(971,523)	$(1,724,480)
Net loss	–	–	–	–	–	–	–	–	–	(1,323,024)	(1,323,024)
Balance, September 30, 2021	50,000,000	50,000	5,000	5	10,000	10	76,340,735	$76,340	$(879,312)	$(2,294,547)	$(3,047,504)

Balance, December 31, 2021	50,000,000	50,000	5,000	5	10,000	10	80,140,735	$80,140	$(693,112)	$(2,020,464)	$(2,583,421)
Common shares returned to treasury for cancellation	–	–	–	–	–	–	(55,000,000)	(55,000)	55,000	–	–
Issuance of fully vested common shares issued against employment services	–	–	–	–	–	–	25,000,000	25,000	725,000	–	750,000
Net loss	–	–	–	–	–	–	–	–	–	(447,774)	(447,774)
Balance, March 31, 2022	50,000,000	50,000	5,000	5	10,000	10	50,140,735	$50,140	$86,888	$(2,468,238)	$(2,281,195)
Issuance of fully vested common shares issued for consulting services	–	–	–	–	–	–	22,000,000	22,000	638,000	–	660,000
Net loss	–	–	–	–	–	–	–	–	–	(1,545,113)	(1,545,113)
Balance, June 30, 2022	50,000,000	50,000	5,000	5	10,000	10	72,140,735	$72,140	$724,888	$(4,013,351)	$(3,166,308)
Net loss	–	–	–	–	–	–	–	–	–	(1,313,773)	(1,313,773)
Balance, September 30, 2022	50,000,000	50,000	5,000	5	10,000	10	72,140,735	$72,140	$724,888	$(5,327,124)	$(4,480,081)

See notes to unaudited condensed financial statements

F-4

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(3,306,660)	$(1,646,633)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of debt discount	232,891	331,388
Change in fair value of derivative liability	4,078	(41,923)
Gain on disposal of discontinued operations	(901,000)	–
Stock based compensation	1,410,000	–
Convertible notes payable issued for services	1,500	–
Impairment of assets	–	510,182
Changes in operating assets and liabilities:
Notes receivable - related party	(26,200)	–
Deferred offering costs	(9,000)	–
Prepaid expenses	(30,000)	–
Accounts payable	9,648	35,095
Accrued interest	2,214,692	807,332
Net cash used in continuing operating activities	(400,051)	(4,559)
Net cash used in operating activities - discontinued activities	–	87,203
Net cash (used in) provided by operating activities	(400,051)	82,644

Cash flows from investing activities:
Net cash used in continuing investing activities	–	–
Net cash used in investing activities - discontinued activities	–	(15,337)
Net cash used in investing activities	–	(15,337)

Cash flows from financing activities:
Proceeds from short term convertible notes payable	430,000	–
Net cash used in continuing financing activities	430,000	–
Net cash used in financing activities - discontinued activities	–	(161,145)
Net cash provided by (used in) financing activities	430,000	(161,145)

Net (decrease) increase in cash	29,949	(93,838)

Cash at beginning of period	–	97,503
Cash at end of period	$29,949	$3,665

Non-cash investing and financing activities:
Common shares returned to treasury for cancellation	$55,000	$–

See notes to unaudited condensed financial statements

F-5

THUNDER ENERGIES CORPORATION

Notes to Condensed Financial Statements

For the Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

NOTE 1 – NATURE OF BUSINESS

Corporate History and Background

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Company’s principal office address is PMB 388, 8570 Stirling Rd., Suite 102, Hollywood, FL, 33024.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder (“Shareholders”) of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Purchaser on behalf of the Shareholders and was recorded as compensation expense.

The Preferred Stock acquired by the Purchaser consisted of:

1. 50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.

2. 5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

3. 10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As part of the Purchase, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and THEHEMPLUG, LLC a Florida limited liability company (“HP”), both of which are wholly-owned subsidiaries of TNRG.

F-6

The purchase price of $50,000 for the Preferred Stock was paid in cash as of September 30, 2022. The consideration for the purchase was provided to the Seller by the Purchaser on behalf of the Shareholders. The Company had been in discussions with the Shareholders for repayment and finalized the Employment Agreements (“Employment Agreements”) on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price as compensation on March 1, 2022. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

1) Purchaser accepts TNRG subject to the following existing debt and obligations:

a. $35,000 Convertible Note held by ELSR plus accrued interest

b. $85,766 Convertible Note held by ELSR plus accrued interest

c. $220,000 Convertible Note held by 109 Canon plus accrued interest

d. $410,000 Convertible Note held by Moshe Zucker plus accrued interest of which $190,000 has recently been converted into 3,800,000 shares of restricted common stock.

e. Auditor Invoice estimated at $30,000 past due and $37,000 for completion of 2021

f. Accountant Invoice estimated at $42,500 and approximately $4,500 for completion of 2021

g. No other debt or liability is being assumed by Purchaser

h. Purchaser specifically assumes no liability regarding any dispute between Orel Ben Simon and the Seller. Seller shall indemnify Company as required in the body of the Agreement.

i. Company may be subject to potential liability and legal fees and associated costs regarding the FCV Matter if in excess of the Seller indemnification provisions set forth in Section 11 of the Agreement

j. Purchaser on behalf of the Company is responsible for assuring the Company’s timely payment of all Company federal and state and any related tax obligations for fiscal year 2021 with the exception of taxes due relating to income, sales, license, business or any other taxes associated with Nature and HP

2) The transfer to Seller of all of TNRG’s security ownership interest in each of Nature and HP shall include the following existing Nature debt and related matters:

a. EIDL Loan ($149,490 plus $9,290 accrued interest)

b. $72,743 note due to Orel Ben Simon plus accrued interest

c. All cases in action and potential legal liabilities concerning current disputes with Nature, HP, Ben Simon, Seller and any other parties.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Mr. Adam Levy, Mr. Bruce W.D. Barren, Ms. Solange Bar and Mr. Yogev Shvo (Chairman) have either resigned or been voted out of their positions.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Ricardo Haynes became the sole Director, CEO and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

Fiscal Year 2020

On July 1, 2020, Yogev Shvo, a third party individual and principal shareholder of Nature Consulting LLC (“Nature” or “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of TNRG from Saveene Corporation, a Florida corporation (the “Seller”) (The “Purchase”). The purchase price of $250,000 for the Preferred Stock was paid in cash and was provided from the individual private funds of Purchaser.

F-7

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

NOTE 2 – Basis of Presentation

The accompanying interim unaudited condensed financial statements (“Interim Financial Statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and are presented in accordance with the requirements of Rule 10-01 of Regulation S-X. Accordingly, these Interim Financial Statements do not include all of the information and notes required by GAAP for complete financial statements. These Interim Financial Statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2021 included in the Form 10-K filed with the SEC on October 18, 2022. In the opinion of management, the Interim Financial Statements included herein contain all adjustments, including normal recurring adjustments, considered necessary to present fairly the Company’s financial position, the results of operations and cash flows for the periods presented. The operating results and cash flows of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $5,327,124 and $2,020,464 at September 30, 2022 and December 31, 2021, respectively, had a working capital deficit of $4,480,081 and $2,583,421 at September 30, 2022 and December 31, 2021, respectively, had net losses of $1,313,773 and $3,306,660, and $1,323,024 and $1,646,633 for the three and nine months ended September 30, 2022 and 2021, respectively, and net cash used in operating activities of $400,051 and net cash provided by operating activities of $82,644 for the nine months ended September 30, 2022 and 2021, respectively, with limited revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

F-8

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, common stock valuation, the recoverability of intangibles, derivative valuation, and lease asset amortization. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Accounts Receivable

Accounts receivable are non-interest-bearing obligations due under normal course of business. Management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company has an allowance for doubtful accounts of $0 and $147,357 (from discontinued operations) as of September 30, 2022 and December 31, 2021, respectively.

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

F-9

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Consolidated Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the Condensed Consolidated Statements of Operations.

ASC 740-10-30 was adopted from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, and currently, the Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. The Company had advertising and marketing expense of $4,743 and $4,743, and $39,883 and $391,850 for the three and nine months ended September 30, 2022 and 2021, respectively, as part of discontinued operations.

Revenue Recognition

On January 19, 2019 (date of formation), the Company adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers. Results for the reporting periods beginning on January 19, 2019 (date of formation) are presented under ASC 606.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

At contract inception, the Company assesses the services promised in our contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. The Company allocates the entire transaction price to a single performance obligation.

F-10

Customer Advanced Payments – Discontinued Operations

Customer advanced payments consisted of customer orders paid in advance of the delivery of the order. Customer advanced payments are classified as short-term as the typical order ships within approximately three weeks of placing the order. Customer advanced payments are recognized as revenue when the product is shipped to the customer and all other revenue recognition criteria have been met. Customer advanced payments as of September 30, 2022 and December 31, 2021 were $0 and $203,518 (from discontinued operations), respectively. Customer advanced payments are included in current liabilities in the accompanying Consolidated Balance Sheets. The Company’s ability to fulfill these orders have been impaired (see Explanatory Note).

Inventories – Discontinued Operations

The Company manufactures its own products, made to order, and when completed are shipped to the customer. The Company's inventories are valued by the first-in, first-out ("FIFO") cost method and are stated at the lower of cost or net realizable value. The Company had inventories of $0 and $0 (from discontinued operations) as of September 30, 2022 and December 31, 2021, respectively. See Explanatory Note for impairment discussion as of December 31, 2021.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consisted primarily of developed technology – website. Our intangible assets are being amortized on a straight-line basis over a period of five years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. All long-lived assets are impaired as of September 30, 2022 and December 31, 2021. See Explanatory Note for impairment discussion as of December 31, 2021.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models.  If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Leases

The Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has some lease agreements with lease and non-lease components, which are accounted for as a single lease component. See Explanatory Note for impairment discussion as of December 31, 2021.

F-11

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2022 and December 31, 2021, the fair value of cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

The derivatives are evaluated under the hierarchy of ASC 480-10, ASC Paragraph 815-25-1 and ASC Subparagraph 815-10-15-74 addressing embedded derivatives. The fair value of the Level 3 financial instruments was performed internally by the Company using the Black Scholes valuation method.

The following table summarize the Company’s fair value measurements by level at September 30, 2022 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$87,482

The following table summarize the Company’s fair value measurements by level at December 31, 2021 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$83,404

F-12

Debt

The Company issues debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When the Company issues debt with warrants, the Company treats the warrants as a debt discount, records them as a contra-liability against the debt, and amortizes the discount over the life of the underlying debt as amortization of debt discount expense in the Condensed Consolidated Statements of Operations. When the warrants require equity treatment under ASC 815, the offset to the contra-liability is recorded as additional paid in capital in our balance sheet. When the Company issues debt with warrants that require liability treatment under ASC 815, such as a clause requiring repricing, the warrants are considered to be a derivative that is recorded as a liability at fair value.  If the initial value of the warrant derivative liability is higher than the fair value of the associated debt, the excess is recognized immediately as interest expense.  The warrant derivative liability is adjusted to its fair value at the end of each reporting period, with the change being recorded as expense or gain to Other (income) expense in the Condensed Consolidated Statements of Operations.  If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense.  The debt is treated as conventional debt.

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black Scholes method upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the Consolidated Statement of Operations. The debt discount is amortized through interest expense over the life of the debt.

Loss per Share

The computation of loss per share included in the Condensed Consolidated Statements of Operations, represents the net profit (loss) per share that is reported per ASC 260, “Earnings Per Share” for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	September 30, 2022	December 31, 2021
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	5,000,000	5,000,000
Series C convertible preferred stock	10,000	10,000
Total potentially dilutive shares	505,010,000	505,010,000

F-13

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of September 30, 2022 and December 31, 2021. See Explanatory Note for impairment discussion as of December 31, 2021.

Discontinued Operations

As a result of the October 14, 2021 Complaint filed against Defendants, the Company determined that Nature would be accounted as a discontinued operation pursuant to ASC 205-20 Discontinued Operations. In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyzed whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we considered whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results. The results of discontinued operations, as well as any gain or loss on the disposal, if applicable, are aggregated and separately presented in our condensed consolidated statements of operations, net of income taxes. The historical financial position of discontinued operations are aggregated and separately presented in our accompanying consolidated balance sheets.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Seasonality

The business is not subject to seasonal fluctuations. However, as a result of the COVID 19 pandemic, in 2020, the Company entered into the sale of KN95 masks but had to dispose of them at a loss.

F-14

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. This ASU is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU No. 2020-06 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT – DISCONTINUED OPERATIONS

The Company had no property and equipment as of September 30, 2022 and December 31, 2021:

Depreciation expense was $0 and $0, and $0 and $44,959 (from discontinued operations) for the three and nine months ended September 30, 2022 and 2021, respectively, and is classified in general and administrative expenses in the Condensed Consolidated Statements of Operations. See Explanatory Note for impairment discussion as of December 31, 2021.

NOTE 5 – INTANGIBLE ASSETS – discontinued operations

The Company had no intangible assets as of September 30, 2022 and December 31, 2021:

Amortization expense was $0 and $0, and $0 and $7,755 (from discontinued operations) for the three and nine months ended September 30, 2022 and 2021, respectively, and is classified in general and administrative expenses in the Condensed Consolidated Statements of Operations. See Explanatory Note for impairment discussion as of December 31, 2021.

NOTE 6 – DEBT TO FORMER SHAREHOLDER – discontinued operations

On March 1, 2020, the members of Nature entered into the Ownership Interest Purchase Agreement (“Ownership Agreement”) whereby Yogev Shvo, a member of the Company, acquired the remaining 50% member ownership (“Seller”) giving Mr. Shvo 100% member ownership of the Company. As consideration for the Ownership Agreement, the Seller received a Promissory Note of $750,000. The Promissory Note bears interest at 15% per annum and matures March 1, 2022, as amended on June 30, 2021. The Company included $72,743 in due to related party in discontinued operations as of December 31, 2021. This contingency will remain with Nature and not be a contingency for the Company per the Bear Village acquisition (see Note 1).

The Company borrows funds from related parties for working capital purposes from time to time. The Company has recorded the principal balance due of $0 under Due to Related Parties in the accompanying Consolidated Balance Sheet at December 31, 2021. The Company received no advances and made no repayments during the three and nine months ended September 30, 2022. The Company received no advances and made repayments of $50,000 and $50,000 during the three and nine months ended September 30, 2021 and has a balance of $169,744 under Due to Related Parties in the Balance Sheet at September 30, 2021. Advances are non-interest bearing and due on demand.

F-15

NOTE 7 – LOANS PAYABLE

Economic Injury Disaster Loan – Discontinued operations

On May 14, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the Company borrowed an aggregate principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 14, 2021 (twelve months from the date of the SBA Note) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company also received a $7,000 grant, which does not have to be repaid.

In connection therewith, the Company executed (i) a note for the benefit of the SBA (the “SBA Note”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default (the “SBA Security Agreement”). As a result of the failure to repay amounts based on the repayment schedule, on December 21, 2021, the Company was notified that it was in default of the EIDL Loan and that the entire balance of principal and unpaid interest of $155,598 is due. This contingency will remain with Nature and not be a contingency for the Company per the Bear Village acquisition (see Note 1).

Paycheck Protection Program Loan – Discontinued operations

On May 6, 2020, the Company executed a note (the “PPP Note”) for the benefit of TD Bank, N.A. (the “Lender”) in the aggregate amount of $51,065 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Note, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Note. The PPP Note of $51,035 was repaid in February 2021.

Paycheck Protection Program Loan Round 2 – Discontinued operations

On April 2, 2021, the Company executed a note (the “PPP Note”) for the benefit of First Federal Bank (the “Lender”) in the aggregate amount of $200,000 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) through a second draw. The PPP is administered by the U.S. Small Business Administration (the “SBA”). The terms of the second draw have the same general loan terms as the first draw PPP loan. On December 31, 2021, the PPP Round 2 loan was forgiven and $200,000 was recorded as Other Income in the Condensed Consolidated Statements of Operations for the year ended December 31, 2021.

NOTE 8 – LOAN PAYABLE TO SHAREHOLDER – discontinued operations

The Company borrows funds from its shareholders from time to time for working capital purposes. During the three and nine months ended September 30, 2022 and 2021, the Company had no additional borrowings and made no repayments. Advances are non-interest bearing and due on demand.

F-16

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible Note Payable

Short Term

$85,766 Note

On April 22, 2019; The Company executed a convertible promissory note with GHS Investments, LLC (“GHS Note”). The GHS Note carries a principal balance of $57,000 together with an interest rate of eight (8%) per annum and a maturity date of February 21, 2020. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share) in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this GHS Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. As of December 31, 2019, the principal balance outstanding was $57,000.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-five percent (65%) of the lowest trading prices for the Common Stock during the twenty (20) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of thirty-five percent (35%).

On March 24, 2020, the note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares into series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766 as of December 31, 2021.

The Company accounts for an embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. The Company recorded a derivative liability of $87,482 as of September 30, 2022, and recorded a change in derivative liability of $5,455 and $4,078, and $38,673 and $41,923 during the three and nine months ended September 30, 2022 and 2021, respectively.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the years ended December 31, 2021 and 2020, and the three-month periods ended March 31, 2022 and 2021, the Convertible Notes Payable were in default. The Company is currently in discussions to restructure the terms of the note and recorded default interest of $7,602 and $22,486, and $7,568 and $22,450 during the three and nine months ended September 30, 2022 and 2021, respectively.

$220,000 Note

On September 21, 2020, the Company issued a convertible promissory note in the principal amount of $220,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

F-17

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $220,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying condensed consolidated Statements of Operations.

The principal balance due at September 30, 2022 is $220,000 and is presented as a short-term liability in the balance sheet. The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions to restructure the terms of the note.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the years ended December 31, 2021 and 2020, and the three-month periods ended March 31, 2022 and 2021, the Convertible Notes Payable were in default. On July 19, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. In exchange for the Agreement, the Company agreed to pay a one-time interest charge of $11,680 in the year ended December 31, 2021. The Company is currently in discussions to restructure the terms of the note and recorded default interest of $15,402 and $43,419, and $0 and $0 during the three and nine months ended September 30, 2022 and 2021, respectively.

$410,000 Note (previously $600,000)

On October 9 and October 16, 2020, the Company issued a convertible promissory note in the principal amount totaling $600,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $600,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying condensed consolidated Statements of Operations.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock. The principal balance of $410,000 is due October 16, 2022 and is presented as a short term liability in the balance sheet. The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions to restructure the terms of the note.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the years ended December 31, 2021 and 2020, and the three-month periods ended March 31, 2022 and 2021, the Convertible Notes Payable were in default. On July 15, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. The Company is currently in discussions to restructure the terms of the note and recorded default interest of $28,285 and $79,720, and $0 and $0 during the three and nine months ended September 30, 2022 and 2021, respectively.

F-18

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through March 31, 2023 for aggregate gross proceeds of $431,500 (including $1,500 against which services were received) during the three and nine months ended September 30, 2022. Subsequent to September 30, 2022, the Company offered and sold an additional $64,100 of the April 2022 Notes paying interest that varies from 0% to 8% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.07 per share into the Company’s common stock if before any public offering. The Note includes customary events of default, including, among other things, payment defaults and certain events of bankruptcy.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

$40,000,000 Convertible Note

On May 13, 2022, as amended, the Company issued a convertible promissory note to Turvata Holdings Limited in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The Holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. Conversion rights shall not vest until such time as the holder’s consideration, Coins, are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. The Coins are expected to go live in 2023. The Note shall not be enforceable until such time as the Coin is "live" on a US exchange and available through a mutually agreed upon cryptocurrency wallet. The parties agree to establish a time is of the essence date of May 1, 2023 for Holder to meet the "live" requirement. Should Holder not meet the "live" requirement by May 1, 2023, then Borrower shall return all RoRa Prime Coins and Holder shall release all claims on any shares or Convertible Promissory Note. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

As a result of the failure to timely file our Form 10-K for the year ended December 31, 2021, and the Form 10-Q for the three-month periods ended March 31, 2022, June 30, 2022, and September 30, 2022, the convertible promissory note was in default. On June 30, 2022, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the convertible promissory note related to the Company’s failure to timely file its 10-K for the year ended December 31, 2021, and Form 10-Q for the three-month periods ended March 31, 2022, June 30, 2022, and September 30, 2022.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

Promissory Debenture

On February 15, 2020 and on May 14, 2020, the Company entered into Promissory Agreement and Convertible Debentures (“Promissory Debentures”) with Emry for a principal sum of $70,000 (which was paid in two tranches: $50,000, paid on February 15, 2020, and $20,000, paid in April 2020) and $48,000 (which was paid in three tranches: $23,000, paid on May 14, 2020, $15,000, paid on May 22, 2020, and $10,000, paid on June 8, 2020), respectively. The Promissory Debentures bear interest, both before and after default, at 15% per month, calculated and compounded monthly. At the election of the holder, at any time during the period between the date of issuance and the one year anniversary of the Promissory Debentures, the Promissory Debentures are convertible into shares of the Company’s common stock at a conversion price of $0.001 per share. In addition, the Promissory Debentures provide for an interest equal to 15% of TNRG annual sales, payable on the 2nd day following the date of issuance of the Company’s audited financial statements.

On June 24, 2020, Emry, holder of (i) Promissory Debentures in principal amount of $70,000 dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

F-19

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock.

On November 22, 2021, the loan of $48,000 and accrued and unpaid interest of $573,798 totaling $621,798 was forgiven by EMRY and recorded as a gain on extinguishment of debt in Other Expense in the Condensed Consolidated Statements of Operations.

NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has been authorized to issue 900,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

On May 14, 2019, the Board of Directors of the Company approved Articles of Amendment to the Company’s Articles of Incorporation that provided for a 1 for 20 reverse stock-split of the Company’s Common Stock. The Company’s Articles of Amendment were filed with the Secretary of State of the State of Florida on May 17, 2019. All share and per share amounts contained in this Annual Report on Form 10-K and the accompanying Financial Statements have been adjusted to reflect the Reverse Stock Split for all prior periods presented.

On August 14, 2020, the Company issued 60,000,000 common shares in conjunction with acquisition (see Note 1).

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock.

On October 13, 2020, the Company issued 195,480 common shares, valued at $33,232 (based on the Company’s stock price on the date of issuance), to GHS Investments in settlement of services provided to the Company.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock for a balance due of $410,000 at December 31, 2021 on the Note.

As part of the Purchase, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and HP, both of which are wholly-owned subsidiaries of TNRG.

On March 1, 2022, as amended on October 1, 2022, the Company entered into an Employment Agreement with Mr. Ricardo Haynes whereby Mr. Haynes became the sole Director, CEO and Chairman of the Board, and the acting sole officer of the Company. The Employment Agreement is in effect until September 30, 2027. Under this Engagement Agreement, Mr. Haynes will be entitled to a total of 25,000,000 common shares, vesting immediately, valued at $750,000 (based on the Company’s stock price on the date of issuance).

On April 6, 2022, the Company entered into a Consulting Agreement with Top Flight Development LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to a total of 15,000,000 common shares, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately and shall be paid $21,000 per month beginning on the first day of the month following the execution of the agreement. The Company paid Top Flight $67,400 and $105,000 during the three and nine months ended September 30, 2022, respectively, with a balance due of $7,400 as of September 30, 2022.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately.

F-20

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately.

Preferred Stock

The Company has been authorized to issue 50,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock to Hadronic, a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our previous Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Shares were valued at the par value of the common stock equivalents, $500,000.

On January 9, 2020, Mina Mar (the “Purchaser”) acquired 50,000,000 shares of Series A Convertible Preferred Stock of the Company from Hadronic. At completion of the stock purchase the Purchaser owns approximately 98.6% of the fully diluted outstanding equity securities of the Company and approximately 99% of the voting rights for the outstanding equity securities. The purchase price of $94,766 for the Preferred Stock was paid by the assumption of a Company note obligation of $85,766 to Emry, with the balance paid in cash. The consideration for the purchase was provided to the Purchaser from the private funds of the principal of the Purchaser. The purchase of the Preferred Stock was the result of a privately negotiated transaction and consummation of the purchase resulted in a change of control of the Company.

On March 24, 2020, Saveene (“Saveene”) acquired 50,000,000 shares of Series A Convertible Preferred Stock of the Company, from Mina Mar. At the completion of the stock purchase, Saveene owns approximately 98.6% of the fully diluted outstanding equity securities of the Company and approximately 99% of the voting rights for the outstanding equity securities. The purchase price of $500,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Purchaser from the private funds of the principal of Saveene. The purchase of the Preferred Stock was the result of a privately negotiated transaction and consummation of the purchase resulted in a change of control of the Company.

On March 24, 2020, the Company held a meeting and voted to create two separate classes of preferred shares. Class “B” and class “C’ preferred shares. One class of shares B would be used to offer securitization for the watercraft while class C preferred shares would be used in conjunction with the securitization of air crafts.

Series B Convertible Preferred Stock was authorized for 10,000,000 shares of the “Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder converts into one thousand (1,000) shares of Company common stock, so at the completion of the stock purchase, Saveene owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities. The consideration for the purchase was provided to Saveene from the private funds of the principal of Saveene.

Series C Non-Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder. The series C is Non-Convertible Preferred Stock. Saveene owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities. The consideration for the purchase was provided to Saveene from the private funds of the principal of Saveene.

On March 24, 2020, the note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares of series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766.

F-21

On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares of series B and 10,000 shares of series C shares. As a result, the Series B and C voting ownership approximates 57% and therefore, the Company has a change in ownership resulting in the recognition of a gain or loss on the sale of the interest sold and on the revaluation of any retained noncontrolling investment in accordance with ASC 810-10-40-5.

The Company’s stock price on March 24, 2020 was $0.03, giving the Company a value of $0.03 per share times 11,244,923 shares outstanding or $337,348. The transaction was booked to loss on extinguishment of change in control and with the off-setting entry to additional paid-in capital due to it being a related party transaction.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Purchaser on behalf of the Shareholders and was recorded as compensation expense (see Note 1).

NOTE 11 – OPERATING LEASES –DISCONTINUED OPERATIONS

The Company adopted ASC 842 as of December 31, 2019. The Company had an operating lease for the Company’s warehouse and office and accounts for this lease in accordance with ASC 842. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $344,203 and operating lease liability of $344,203 as of December 31, 2019.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

In December 2021, the Company confirmed with the landlord that as of that time and on a going forward basis, the Company has no rental obligation, or past due rental obligation or any other related liability on its office/ warehouse space located at 3017 Greene Street, Hollywood, Florida.

On October 22, 2021 the Company entered into a lease termination agreement (“Lease Termination”) with Canal Park Office to terminate the Company’s North Miami Beach, Florida office space. The Termination Agreement allows Canal Park Office to retain the security deposit of $24,799 and to be paid $21,000. The Company was released from any other obligations.

See Note 1 for impairment discussion as of December 31, 2021.

F-22

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

In accordance with ASC 842, the components of lease expense were as follows:

	Nine Months ended September 30,		Three Months ended September 30,
	2022	2021	2022	2021
Operating lease expense	$–	$177,720	$–	$59,240
Short term lease cost	–	225	–	–
Total lease expense	–	177,945	–	59,240
Less: Rental income through sub-lease	–	(49,823)	–	–
Net lease expense	$–	$128,122	$–	$59,240

Operating lease cost was $0 and $0, and $59,240 and $177,720 (from discontinued operations) for the three and nine months ended September 30, 2022 and 2021, respectively.

NOTE 12 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 6, 8, 10, and 16, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

On April 2, 2022, the Company entered into a demand note (“Demand Note”) with Bear Village, Inc., a related party, for $36,200. The Demand Note bears no interest, is due on demand, and is unsecured. On September 27, 2022, Bear Village repaid $10,000 for a balance due from Bear Village of $26,200 at September 30, 2022.

On April 6, 2022, the Company entered into a Consulting Agreement with Top Flight, an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to a total of 15,000,000 common shares, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately and shall be paid $21,000 per month beginning on the first day of the month following the execution of the agreement. During the three and nine months ended September 30, 2022, the Company paid Top Flight $67,400 and $105,000, respectively, with a balance due of $7,400 as of September 30, 2022.

NOTE 13 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	September 30, 2022	December 31, 2021
Options to purchase shares of common stock	–	–
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	5,000,000	5,000,000
Series C convertible preferred stock	10,000	10,000
Total potentially dilutive shares	505,010,000	505,010,000

F-23

The following table sets forth the computation of basic and diluted net income per share:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021

Loss from continuing operations	$(3,306,660)	$(1,697,606)	$(1,313,773)	$(972,041)
Discontinued operations	–	50,973	–	(350,983)
Net loss	$(3,306,660)	$(1,646,633)	$(1,313,773)	$(1,323,024)

Basic weighted average outstanding shares of common stock	70,796,413	76,340,735	72,140,735	76,340,735
Dilutive effect of options and warrants	–	–	–	–
Diluted weighted average common stock and common stock equivalents	70,796,413	76,340,735	72,140,735	76,340,735

Loss per share:
Net loss per share from continuing operations, basic and diluted	$(0.05)	$(0.03)	$(0.02)	$(0.02)
Net loss per share from discontinued operations, basic and diluted	–	(0.00)	–	(0.00)
Net loss per share, basic and diluted	$(0.05)	$(0.03)	$(0.02)	$(0.02)

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except:

First Capital Venture

On November 3, 2020, First Capital Venture Co., a subsidiary of the client, d/b/a Diamond CBD, filed a civil complaint against the Shvo Defendants and Thunder Energies Corporation (the “Defendants”), in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-20-019111 (the “Complaint”).

On January 26, 2021, Plaintiffs were erroneously granted an Order of Default to which the Defendants immediately pointed out to the Court and on February 23, 2021 an Order Vacating the Default was granted in favor of the Defendants. The Plaintiff knew, or should have known, that the Order of Default was not valid but they proceeded on February 9, 2021 to publish false and misleading press releases.

Thunder Energies Corporation is proceeding through discovery and is of the belief the suit will be decided in their favor. A pending Motion to Dismiss is before the Court. Plaintiff’s Complaint is based on a claim for tortious interference and misappropriation of trade secrets. Neither claim is supported by the Complaint.

Thunder Energies Corporation has issued a cease and desist to the Plaintiff and is considering a counter claim concerning the false information and disclosures made by the Plaintiff that may have affected the Company’s business and shareholders.

F-24

On November 23, 2022 (“Settlement Date”), Mr. Shvo agreed to settle with First Capital Venture on behalf of the Defendants for $11,500 to be paid within ten (10) days from the Settlement Date. As of the date of this filing, the settlement payment of $11,500 has not been paid.

Rocket Systems – Discontinued Operations

On October 13, 2021, Rocket Systems, Inc. (“Plaintiff”) filed a complaint against Nature Consulting LLC (“Nature”) in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-21-018840 (the “Complaint”).

The complaint alleges that the Plaintiff paid Nature a deposit of $50,000 for the delivery of Nature products. According to the Complaint, Nature delivered $6,188 of the product but failed to deliver the remaining $43,812 of product.

Plaintiff has demanded that the remainder of the product order be canceled and the refund of $43,812 be issued. In addition, the Plaintiff is seeking prejudgment interest and costs of this action.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements except that Nature has recorded a reserve of $43,812 as of December 31, 2021. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

This contingency will remain with Nature and not be a contingency for the Company per the Bear Village acquisition (see Note 1).

Home Remedies CBD – Discontinued Operations

On November 23, 2021, Home Remedies CBD, LLC (“Plaintiff”) filed a complaint against TheHemplug LLC (“THP”) in the pending 3rd Judicial Circuit Court in and for Wayne County, Michigan, (the “Michigan Court”), Case Number CACE-21-016306-CB (the “Complaint”).

The complaint alleges that the Plaintiff paid Nature a deposit of $60,030 for the delivery of THP products. According to the Complaint, Nature delivered $27,600 of the product but failed to deliver the remaining $32,430 of product. In addition, Plaintiff returned $4,575 of product to correct the labeling and that THP failed to correct the labeling and return the product to Plaintiff.

Plaintiff has demanded that the remainder of the product order be canceled and a refund of $37,005. In addition, the Plaintiff is seeking prejudgment interest and costs of this action.

F-25

On July 19, 2022, THP agreed to pay Plaintiff a settlement of $15,000. This contingency will remain with Nature and not be a contingency for the Company per the Bear Village acquisition (see Note 1).

Guarantees – Discontinued Operations

The Company's Promissory Note is collateralized by substantially all of the Company's assets and is personally guaranteed by the Company's CEO.

Employment Contracts

On March 1, 2022, as amended on October 1, 2022, Mr. Ricardo Haynes, the Company’s Chief Executive Officer and President (“CEO”) entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

Investment in Fourth & One

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matures on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s REG A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022.

On November 1, 2022, the Company and Fourth & One mutually agreed to terminate the Agreement and the Company was released from any obligations.

Financing Engagement Agreement

On August 25, 2022 the Company entered into a Legal Services Agreement with The George Law Group in connection with an issuance of multi-tranched securitization (“Financing”) which shall utilize a pledge of the Company’s stock and other properties currently owned or under the Company’s control. The legal fee shall be one-half of one percent (0.5%) of the par amount of any Financing. The Company paid a retainer of $25,000 at the signing of the Legal Services Agreement which will be applied to any fees incurred in the Financing.

F-26

NOTE 15 – DISCONTINUED OPERATIONS

As a result of the October 14, 2021 Complaint filed against Defendants, the Company determined that Nature would be accounted as a discontinued operation pursuant to ASC 205-20 Discontinued Operations. In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyzed whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we considered whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results.

The following table reconciles the loss realized from the disposal of discontinued operations:

December 31,
2021
Accounts payable	$386,129
Due to related party	72,743
Customer advance payments	203,518
Short term notes payable	149,490
Accrued interest	89,120
Gain on disposal of discontinued operation	$(901,000)

Discontinued operations for the year ended December 31, 2021 consist of the operations from Nature.

The following tables lists the assets and liabilities of discontinued operations as of September 30, 2022 and December 31, 2021 and the discontinued operations for Nature for three and nine months ended September 30, 2022 and 2021:

	September 30,	December 31,
	2022	2021
Liabilities
Current liabilities:
Accounts payable	$–	$386,129
Due to related party	–	72,743
Loan payable to shareholder	–	–
Customer advance payments	–	203,518
Short term notes payable	–	149,490
Current portion of operating lease liabilities	–	–
Accrued interest	–	89,120
Other current liabilities	–	–
Total current liabilities of discontinued operation	–	901,000

Total liabilities of discontinued operations	$–	$901,000

F-27

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2022	2021	2022	2021

Revenue	$–	$3,777,276	–	$335,095
Cost of sales	–	1,582,799	–	207,133
Gross profit	–	2,194,477	–	127,962

Operating expenses:
Advertising and marketing expenses	–	391,850	–	39,883
General and administrative	–	1,726,902	–	434,843
Total operating expenses	–	2,118,712	–	474,726
Profit (loss) from operations	–	75,724	–	(346,764)

Other expense (income):
Impairment of assets	–	–	–	–
Interest expense	–	24,751	–	4,219
Other expense	–	–	–	–
Other income	–	–	–	–
Total other expense	–	24,751	–	4,219

Profit (loss) before income taxes	–	50,973	–	(350,983)
Income taxes	–	–	–	–

Net profit (loss) of discontinued operations	$–	$50,973	–	$(350,983)

NOTE 16 – SUBSEQUENT EVENTS

As of November 16, 2022, the Company has not repaid three convertible notes totaling $630,000 and the three convertible notes are now in default. The Company is currently in discussions to restructure the terms of the note.

April 2022 Notes

Subsequent to September 30, 2022, the Company offered and sold an additional $64,100 of the April 2022 Notes paying interest that varies from 0% to 8% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 (see Note 9).

Employment Agreements

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director Real Estate Development.
○	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	4,800 RoRa Coins in possession of the Company.
•	Mr. Eric Collins, Chairman and Chief Operations Officer.
○	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	2,500 RoRa Coins in possession of the Company.
•	Mr. Donald Keer, Corporate Counsel
○	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	700 RoRa Coins in possession of the Company.
•	Mr. Lance Lehr, Chief Operating Officer
○	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	500 RoRa Coins in possession of the Company.

The Company had been in discussions with the Shareholders for repayment of the Acquisition of Preferred Shares and finalized the Employment Agreements on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price as compensation on March 1, 2022 (see Note 1).

F-28

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Thunder Energies Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Thunder Energies Corporation and its subsidiary (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses and discontinued operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

F-29

Impairment of Assets

As described in Note 1 to the consolidated financial statements, during 2021, Ben Simon, and those in active consort with him effectively hijacked Nature’s assets under the threat of force and physical violence and systematically divested Nature of its assets, moved into its physical location without reason, and otherwise converted its assets. Hence, Nature Consulting, LLC filed a complaint in the United States District Court of the Southern District of Florida against them. As a result of the actions of the parties mentioned above, the Company recorded an impairment expense of $195,347 in the consolidated statement of operations.

Auditing the Company’s accounting for the impairment expense is complex due to the fact that all the assets, except cash were destroyed by the defendants and hence, the recoverable amount of these assets were zero. Further, there are legal proceeding going on for the Company as stated above and against the Company in relation to the customer advances, which impact the amount recoverable for these assets and potential liabilities to be settled. Auditing this areas is also complex due to the judgment in estimating the carrying amount of the assets and liabilities at the date of impairment.

As part of our testing, we ensured appropriate impairment expense has been recorded in the consolidated statement of operations by testing completeness and accuracy of these assets and related liabilities through reconciliation as of the impairment date. For Property and Equipment and Intangibles, we recalculated the depreciation and amortization expense through the impairment date and ensured that the related amount impaired is net book value on that date. For balances related to leases, we verified the respective agreements (including the termination agreement) and recalculated the balances related to operating lease right-of-use asset and operating lease liabilities which have been impaired. Further, we sent out confirmations to Company’s attorney and vendors included in accounts payable to ensure completeness of liabilities.

/s/ Paris, Kreit & Chiu CPA LLP

New York, NY

October 18, 2022

We have served as the Company’s auditor since 2020.

F-30

THUNDER ENERGIES CORPORATION

Consolidated Balance Sheets

	December 31,
	2021	2020

ASSETS
Current assets:
Current assets of discontinued operations	$–	$536,426
Total current assets	–	536,426

Long-term assets of discontinued operations	–	723,287
Total assets	$–	$1,259,713

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$70,971	$31,669
Derivative liability	83,404	124,180
Convertible notes payable, net of discount of $241,876 and $24,730, respectively	508,890	144,036
Accrued interest	1,019,156	374,443
Current liabilities of discontinued operations	901,000	1,431,386
Total current liabilities	2,583,421	2,105,714
Long-term liabilities:
Convertible notes payable, net of discount of $0 and $727,096, respectively	–	92,904
Long-term liabilities of discontinued operations	–	461,966
Total long-term liabilities	–	554,870
Total liabilities	2,583,421	2,660,584

Commitments and contingencies	–	–

Stockholders' deficit
Preferred stock - Series A: $0.001 par value, 50,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Preferred stock - Series B: $0.001 par value, 10,000,000 authorized; 5,000 and 5,000 shares issued and outstanding, respectively	5	5
Preferred stock - Series C: $0.001 par value, 10,000,000 authorized; 10,000 and 10,000 shares issued and outstanding, respectively	10	10
Common stock: $0.001 par value 900,000,000 authorized; 80,140,735 and 76,340,735 shares issued and outstanding, respectively	80,140	76,340
Additional paid-in-capital	(693,112)	(879,312)
Accumulated deficit	(2,020,464)	(647,914)
Total stockholders' deficit	(2,583,421)	(1,400,871)
Total liabilities and stockholders' deficit	$–	$1,259,713

See notes to consolidated financial statements

F-31

THUNDER ENERGIES CORPORATION

Consolidated Statements of Operations

	Years Ended December 31,
	2021	2020

Net revenues	$–	$–

Cost of sales	–	–

Gross Profit	–	–

Operating expenses:
Advertising and marketing expenses	–	–
General and administrative	–	–
Total operating expenses	–	–
Profit from operations	–	–

Other expense (income):
Change in derivative liability	(40,776)	21,445
Accretion of debt discount	509,950	187,293
Interest expense	1,288,912	299,506
Gain on extinguishment of debt	(621,798)	–
Other expense	–	56,500
Other income	–	(58,771)
Total other expense	1,136,288	505,973

Loss before income taxes and discontinued operations	(1,136,288)	(505,973)
Income taxes	–	–
Loss from continuing operations	(1,136,288)	(505,973)
Discontinued operations	(236,262)	(44,629)

Net loss	$(1,372,550)	$(550,602)

Net loss per share from continuing operations, basic and diluted	$(0.02)	$(0.02)
Net loss per share from discontinued operations, basic and diluted	(0.00)	(0.00)
Net loss per share, basic and diluted	$(0.02)	$(0.02)

Weighted average number of shares outstanding
Basic and diluted	76,735,271	35,787,669

See notes to consolidated financial statements

F-32

THUNDER ENERGIES CORPORATION

Consolidated Statements of Changes in Stockholders’ Deficit

	Members'	Preferred Stock A		Preferred Stock B		Preferred Stock C
	equity	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31, 2019	$–	–	–	–	–	–	–
Acquisition of common shares in exchange for due to related party	(750,000)	–	–	–	–	–	–
Debt discount issued in conjunction with debt	–	–	–	–	–	–	–
Common shares issued for acquisition	–	–	–	–	–	–	–
Issued common shares for services	–	–	–	–	–	–	–
Conversion of debt to common stock	–	–	–	–	–	–	–
Liability paid by shareholder	–	–	–	–	–	–	–
Members' distribution	(588,191)	–	–	–	–	–	–
Acquisition of business	1,338,191	50,000,000	50,000	5,000	5	10,000	10
Net loss	–	–	–	–	–	–	–
Balance, December 31, 2020	$–	50,000,000	50,000	5,000	5	10,000	10

Balance, December 31, 2020	$–	50,000,000	50,000	5,000	5	10,000	10
Issuance of common stock in conjunction with conversion of convertible note payable	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–
Balance, December 31, 2021	$–	50,000,000	50,000	5,000	5	10,000	10

(continued)

	Common Stock		Additional paid in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2019	–	$–	$–	$(97,312)	$(97,312)
Acquisition of common shares in exchange for due to related party	–	–	–	–	(750,000)
Debt discount issued in conjunction with debt	–	–	820,000	–	820,000
Common shares issued for acquisition	60,000,000	60,000		–	60,000
Issued common shares for services	195,480	195	33,037	–	33,232
Conversion of debt to common stock	3,500,000	3,500	31,500	–	35,000
Liability paid by shareholder	–	–	47,586	–	47,586
Members' distribution	–	–	–	–	(588,191)
Acquisition of business	12,645,255	12,645	(1,811,435)	–	(410,584)
Net loss	–	–	–	(550,602)	(550,602)
Balance, December 31, 2020	76,340,735	$76,340	$(879,312)	$(647,914)	$(1,400,871)

Balance, December 31, 2020	76,340,735	$76,340	$(879,312)	$(647,914)	$(1,400,871)
Issuance of common stock in conjunction with conversion of convertible note payable	3,800,000	3,800	186,200	–	190,000
Net loss	–	–	–	(1,372,550)	(1,372,550)
Balance, December 31, 2021	80,140,735	$80,140	$(693,112)	$(2,020,464)	$(2,583,421)

See notes to consolidated financial statements

F-33

THUNDER ENERGIES CORPORATION

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(1,372,550)	$(550,602)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation expense	44,959	11,854
Amortization expense	7,755	5,695
Accretion of debt discount	509,950	187,293
Change in fair value of derivative liability	(40,776)	21,445
Impairment of assets	195,347	–
Gain on extinguishment of debt	(621,798)	–
Forgiveness of PPP loan	(200,000)	–
Common stock issued for services	–	33,232
Gain on conversion of convertible notes payable	–	(58,771)
Changes in operating assets and liabilities:
Accounts receivable, net	68,403	42,608
Inventories, net	32,161	(111,106)
Prepaid expenses	189,550	(126,168)
Other current assets	–	(24,799)
Accounts payable	304,954	(80,936)
Customer advance payments	(318,740)	448,422
Accrued interest	1,307,631	359,562
Other current liabilities	(26,062)	71,703
Net cash provided by operating activities	80,784	229,432

Cash flows from investing activities:
Purchase of intangible assets	–	(77,550)
Purchases of equipment	(15,337)	(162,675)
Net cash used in investing activities	(15,337)	(240,225)

Cash flows from financing activities:
Proceeds from loan payable to shareholder	–	110,868
Repayment of due from related party	(243,000)	(549,257)
Repayments of loan payable to shareholder	(68,405)	(42,463)
Repayments of short term notes payable	(51,545)	(20,000)
Proceeds from long term convertible notes payable	–	820,000
Proceeds from short term notes payable - related party	–	284,744
Proceeds from short term notes payable	–	201,035
Proceeds from PPP loan	200,000	–
Non-cash acquisition	–	(732,691)
Net cash (used in) provided by financing activities	(162,950)	72,236

Net (decrease) increase in cash	(97,503)	61,443

Cash at beginning of period	97,503	36,060
Cash at end of period	$–	$97,503

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-cash investing and financing activities:
Issuance of common stock in conjunction with conversion of convertible note payable	$190,000	$–
Acquisition of common shares in exchange for due to related party	$–	$750,000
Debt discount issued in conjunction with debt	$–	$820,000
Common stock issued in conjunction with convertible notes payable	$–	$35,000
Liability paid by shareholder	$–	$47,586
Common shares issued for acquisition	$–	$60,000

See notes to consolidated financial statements

F-34

THUNDER ENERGIES CORPORATION

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

NOTE 1 – NATURE OF BUSINESS

Corporate History and Background

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Company subsequently changed its principal office address to 3017 Greene St., Hollywood, Florida 33020.

Acquisition of TNRG Preferred Stock

On July 1, 2020, Yogev Shvo, a third party individual and principal shareholder of Nature Consulting LLC (“Nature” or “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of TNRG from Saveene Corporation, a Florida corporation (the “Seller”) (The “Purchase”). The purchase price of $250,000 for the Preferred Stock was paid in cash and was provided from the individual private funds of Purchaser.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

Acquisition of Assets of Nature

On August 14, 2020 (the “Closing Date”), TNRG and the members of Nature entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”), which closed on the same date. Pursuant to the terms of the Interest Purchase Agreement, the members of Nature sold all of their membership interests in Nature to TNRG in exchange for sixty million (60,000,000) shares of TNRG’s Common Stock. As a result of this transaction, Nature became a wholly-owned subsidiary of TNRG.

The Interest Purchase Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The membership Interest Purchase Agreement is treated as an asset acquisition by the Company for financial accounting purposes. Nature is considered the acquirer for accounting purposes, and the historical financial statements of Nature, before the membership exchange will replace the historical financial statements of TNRG before the membership exchange and in all future filings with the SEC.

Immediately following the Interest Purchase Agreement, the business of Nature became TNRG’s main operation. The Company was formed in February 2019.

F-35

Filing of Complaint Against Certain Former Officers and Other Parties

On October 14, 2021 Nature Consulting, LLC, a wholly owned subsidiary, filed a complaint (“Complaint”) in the United States District Court of the Southern District of Florida against Or-El Ben Simon, individually, Adam Levy (previously the Chief Executive Officer of the Company), individually, Solange Baruk (previously a bookkeeper of the Company), individually, DVP Distro, LLC, a Florida limited liability company, Custom Graphics 2011, Inc. a Florida corporation, Beso Group, LLC, a Florida limited liability company, and Tops Consulting, LLC a Florida limited liability company (collectively, the “Defendants”).

Ben Simon and those in active consort with him have effectively hijacked Nature’s assets under the threat of force and physical violence. Moreover, they have systematically divested Nature of its assets, moved into its physical location without reason, and have otherwise converted its assets.

During this time, Defendants also assumed control of all computers belonging to Nature – including its Office365 access and database registered to Nature and using the domains of “@thpcbd.com,” “@thehemplug.com,” and “@natureconsulting.com.”

Additionally, Defendants looted and destroyed the premises leased by Nature, as follows:

a.	Defendants commandeered all inventory belonging to Nature and refused to distribute to clients;

b.	Defendants commandeered a forklift belonging to Nature;

c.	Defendants have taken possession of all of Nature’s furniture, computers, printers, packaging, machineries, office supplies, phone systems, televisions, security cameras and other electronics;

d.	Defendants have discarded in a large trash container Nature’s merchandise, customer labels, catalogues, business cards, desks, office decorations and other inventory;

e.	Defendants destroyed Nature’s property by stripping its headquarters of all aesthetic enhancements and signage;

f.	Defendants assumed control of all e-mail accounts belonging to Nature and have intercepted Nature’s communications sent to the domain “@thpcbd.com,” “@thehemplug.com,” and “@natureconsulting.com”; and,

g.	Defendants have terminated Nature’s contracts with other vendors – to do this, they have used the commandeered “@thpcbd.com,” “@thehemplug.com,” and “@natureconsulting.com” email addresses.

Furthermore, Defendants’ conduct have impeded the fulfillment of orders already paid for by Nature’s clients. This has caused Nature’s clients to threaten Nature with suit and to otherwise end their business relationships with Nature due to Nature’s failure to satisfy orders. Even if Nature wanted to operate, due to the unlawful interception of its communications with clients and vendors, it would be impossible.

Nature Consulting, LLC has demanded a jury trial to adjudicate this complaint.

F-36

As a result of the actions of the Defendants, the Company recorded a net impairment charge of $195,347 during the year ended December 31, 2021 comprised of the following:

December 31,
Impairment charges:	2021
Prepaids	$(12,500)
Inventories	(136,309)
Net office equipment	(18,586)
Net computer equipment	(15,283)
Net machinery and equipment	(21,782)
Net leasehold improvements	(79,665)
Net website	(64,100)
Net operating lease right-of-use assets	(306,902)
Deposits(2)	(24,799)
Due to related party(1)	169,744
Current portion of operating lease liabilities(2) (3)	187,754
Operating lease liabilities net of current portion(2) (3)	127,081
Total impairment charges	$(195,347)

(1)	The Company has included due to related party of $169,744 within the impairment charge above as these amounts have been used to settle the assets, as impaired, which have been commandeered, discarded, destroyed and taken possession of by the defendant. This amount related to working capital loan taken from the defendants.

(2)	On October 22, 2021, the Company entered into a lease termination agreement (“Lease Termination”) with Canal Park Office to terminate the Company’s North Miami Beach, Florida office space. The Termination Agreement allows Canal Park Office to retain the security deposit of $24,799 and to be paid $21,000. The Company was released from any other obligations.

(3)	In December 2021, the Company confirmed with the landlord that as of that time and on a going forward basis, the Company has no rental obligation, or past due rental obligation or any other related liability on its office/ warehouse space located at 3017 Greene Street, Hollywood, Florida.

NOTE 2 – Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $2,020,464 and $647,914 at December 31, 2021 and 2020, respectively, had a working capital deficit of $2,583,421 and $1,569,288 at December 31, 2021 and 2020, respectively, had a net losses of $1,372,550 and $550,602 for the years ended December 31, 2021 and 2020, respectively, with limited revenue earned since inception, no current revenue generating operations, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

F-37

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, common stock valuation, the recoverability of intangibles, derivative valuation, impairment of assets, and lease asset amortization. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Accounts Receivable

Accounts receivable are non-interest-bearing obligations due under normal course of business. Management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company has an allowance for doubtful accounts of $147,357 (included in discontinued operations) and $14,350 (included in discontinued operations) as of December 31, 2021 and 2020, respectively.

F-38

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Income Taxes

As a result of the Company’s Interest Purchase Agreement, the Company converted to a corporation (“Conversion”). Beginning on August 14, 2020, the Company’s results of operations are taxed as a C Corporation. Prior to the Conversion, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying consolidated financial statements for periods prior to August 14, 2020.

The computation of income taxes included in the Consolidated Statements of Operations, represents the tax effects that would have been reported had the Company been subject to U.S. federal and state income taxes as a corporation for all periods presented. Taxes are based upon the statutory income tax rates and adjustments to income for estimated permanent differences occurring during each period. Actual rates and expenses could have differed had the Company actually been subject to U.S. federal and state income taxes for all periods presented.

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Consolidated Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the Consolidated Statements of Operations.

ASC 740-10-30 was adopted from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, and currently, the Company does not have a liability for unrecognized income tax benefits.

F-39

Advertising and Marketing Costs

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. Advertising and marketing expense was $392,171 and $866,779 for the years ended December 31, 2021 and 2020, respectively.

Revenue Recognition

On January 19, 2019 (date of formation), the Company adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers. Results for the reporting periods beginning on January 19, 2019 (date of formation) are presented under ASC 606.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

At contract inception, the Company assesses the services promised in our contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. The Company allocates the entire transaction price to a single performance obligation.

A description of our principal revenue generating activities are as follows:

Sales – The Company offers consumer products through its online websites. During the years ended December 31, 2021 and 2020, the Company recorded retail sales of $3,750,519 (included in discontinued operations) and $4,620,105 (included in discontinued operations), respectively.

Mask sales – As a result of the COVID 19 pandemic, in 2020, the Company entered into the sale of KN95 masks but had to dispose of them at a loss. During the years ended December 31, 2021 and 2020, the Company recorded mask sales of $0 (included in discontinued operations) and $3,054,201 (included in discontinued operations), respectively.

The Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, when the Company is primarily obligated in a transaction, are subject to inventory risk, have latitude in establishing prices and selecting suppliers, or have several but not all of these indicators, revenue is recorded at the gross sale price. The Company generally records the net amounts as commissions earned if we are not primarily obligated and do not have latitude in establishing prices.

Revenue is recognized when the product is shipped to the customer, provided that collection of the resulting receivable is reasonably assured. The Company primarily provides for no credit terms as it collects a deposit of 50% upon order and requires the remaining 50% be paid before the order is shipped. When credit terms are granted, terms of up to 120 days are provided, based on credit evaluations. Allowances, though not material, has been provided for uncollectible accounts. Management has evaluated the receivables and believes they are collectible based on the nature of the receivables, historical experience of credit losses, and all other currently available evidence. Discounts are recorded as a reduction of the transaction price. Revenue excludes any amounts collected on behalf of third parties, including sales taxes.

F-40

Customer Advanced Payments

Customer advanced payments consists of customer orders paid in advance of the delivery of the order. Customer advanced payments are classified as short-term as the typical order ships within approximately three weeks of placing the order. Customer advanced payments are recognized as revenue when the product is shipped to the customer and all other revenue recognition criteria have been met. Customer advanced payments as of December 31, 2021 and 2020 were $203,518 (included in discontinued operations) and $522,258 (included in discontinued operations), respectively. Customer advanced payments are included in current liabilities in the accompanying Consolidated Balance Sheets. The Company’s ability to fulfill these orders have been impaired (see Note 1).

Inventories

The Company manufactures its own products, made to order, and when completed are shipped to the customer. The Company's inventories are valued by the first-in, first-out (“FIFO”) cost method and are stated at the lower of cost or net realizable value. The Company had inventories of $0 (included in discontinued operations) and $168,470 (included in discontinued operations), respectively, consisting of mostly finished goods as of December 31, 2021 and 2020, respectively. See Note 1 for impairment discussion as of December 31, 2021.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist primarily of developed technology – website. Our intangible assets are being amortized on a straight-line basis over a period of five years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable.  The carrying amount is not recoverable if it exceeds the sum of the discounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. There are no impairments as of December 31, 2020. See Note 1 for impairment discussion as of December 31, 2021.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

F-41

Leases

The Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company has some lease agreements with lease and non-lease components, which are accounted for as a single lease component. See Note 1 for impairment discussion as of December 31, 2021.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2021, the fair value of cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

F-42

The derivatives are evaluated under the hierarchy of ASC 480-10, ASC Paragraph 815-25-1 and ASC Subparagraph 815-10-15-74 addressing embedded derivatives. The fair value of the Level 3 financial instruments was performed internally by the Company using the Black Scholes valuation method.

The following table summarize the Company’s fair value measurements by level at December 31, 2021 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$83,404

The following table summarize the Company’s fair value measurements by level at December 31, 2020 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$124,180

Debt

The Company issues debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When the Company issues debt with warrants, the Company treats the warrants as a debt discount, records them as a contra-liability against the debt, and amortizes the discount over the life of the underlying debt as amortization of debt discount expense in the Consolidated Statements of Operations. When the warrants require equity treatment under ASC 815, the offset to the contra-liability is recorded as additional paid in capital in our balance sheet. When the Company issues debt with warrants that require liability treatment under ASC 815, such as a clause requiring repricing, the warrants are considered to be a derivative that is recorded as a liability at fair value. If the initial value of the warrant derivative liability is higher than the fair value of the associated debt, the excess is recognized immediately as interest expense. The warrant derivative liability is adjusted to its fair value at the end of each reporting period, with the change being recorded as expense or gain to Other (income) expense in the Consolidated Statements of Operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense.  The debt is treated as conventional debt.

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black Scholes method upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the Consolidated Statement of Operations. The debt discount is amortized through interest expense over the life of the debt.

F-43

Convertible debt – beneficial conversion feature – If the conversion feature is not treated as a derivative, we assess whether it is a beneficial conversion feature (“BCF”). A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible and is recorded as additional paid in capital and as a debt discount in the Consolidated Balance Sheet. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the statement of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the Consolidated Statement of Operations.

If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Loss per Share

The computation of loss per share included in the Consolidated Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share” as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	December 31, 2021	December 31, 2020
Options to purchase shares of common stock	–	–
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	5,000,000	5,000,000
Series C convertible preferred stock	10,000	10,000
Total potentially dilutive shares	505,010,000	505,010,000

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2020. See Explanatory Note 1 for impairment discussion as of December 31, 2021.

Discontinued Operations

As a result of the October 14, 2021 Complaint filed against Defendants, the Company determined that Nature would be accounted as a discontinued operation pursuant to ASC 205-20 Discontinued Operations. In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyzed whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we considered whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results. The results of discontinued operations, as well as any gain or loss on the disposal, if applicable, are aggregated and separately presented in our consolidated statements of operations, net of income taxes. The historical financial position of discontinued operations are aggregated and separately presented in our accompanying consolidated balance sheets.

F-44

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Seasonality

The business is not subject to seasonal fluctuations. However, as a result of the COVID 19 pandemic, in 2020, the Company entered into the sale of KN95 masks but had to dispose of them at a loss.

Major Suppliers

In producing our supplement products, we source our ingredients from our suppliers on an ongoing as-needed basis. the Company has not entered into any contracts that obligate us to purchase a minimum quantity or exclusively from any food service distributor. Our supplements are manufactured at our facilities in Hollywood, Florida.

The Company relies on a variety of suppliers. Should the relationship with an industry vendor be interrupted or discontinued, it is believed that alternate component suppliers could be identified to support the continued advancement of the Company.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company adopted ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and the impact from this standard was immaterial.

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In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and the impact from this standard was immaterial.

At the beginning of the first quarter of 2021, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which modifies the measurement of expected credit losses on certain financial instruments. The Company adopted ASU 2016-13 utilizing the modified retrospective transition method. The adoption of ASU 2016-13 did not have a material impact on the Company’s condensed consolidated financial statements.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	Estimated Life	December 31, 2021	December 31, 2020

Office equipment and furniture	5 years	$–	$21,782
Computer equipment	3 years	–	24,727
Machinery and equipment	5 years	–	17,415
Leasehold Improvements	Shorter of the estimated useful life or lease term	–	114,491
Accumulated depreciation		–	(13,477)
		$–	$164,938

Depreciation expense was $44,959 and $11,854 for the years ended December 31, 2021 and 2020, respectively, and is classified in general and administrative expenses in the Consolidated Statements of Operations. See Note 1 for impairment discussion as of December 31, 2021.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of:

	Estimated Life	December 31, 2021	December 31, 2020

Website	5 years	$–	$77,550
Accumulated amortization		–	(5,695)
		$–	$71,855

Amortization
Year ending:	Expense
2022	$–
Total amortization	$–

Amortization expense was $7,755 and $5,695 for the years ended December 31, 2021 and 2020, respectively, and is classified in general and administrative expenses in the Consolidated Statements of Operations. See Note 1 for impairment discussion as of December 31, 2021.

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NOTE 6 – DEBT TO FORMER SHAREHOLDER – discontinued operations

On March 1, 2020, the members of Nature entered into the Ownership Interest Purchase Agreement (“Ownership Agreement”) whereby Yogev Shvo, a member of the Company, acquired the remaining 50% member ownership (“Seller”) giving Mr. Shvo 100% member ownership of the Company. As consideration for the Ownership Agreement, the Seller received a Promissory Note of $750,000. The Promissory Note bears interest at 15% per annum and matures March 1, 2022, as amended on June 30, 2021. During the year ended December 31, 2021, the Company made repayments of $193,000 for a balance of $72,743 under Due to Related Parties in the accompanying Balance Sheet at December 31, 2021. The Note is secured with the assets of the Company pursuant to a security agreement dated March 1, 2020. In addition, the Company’s CEO has personally guaranteed the Note.

The Company borrows funds from related parties for working capital purposes from time to time. The Company has recorded the principal balance due of $0 under Due to Related Parties in the accompanying Consolidated Balance Sheet at December 31, 2021. The Company received no advances and made repayments of $50,000 during the year ended December 31, 2021. Advances are non-interest bearing and due on demand. See Note 1 for impairment discussion as of December 31, 2021.

NOTE 7 – LOANS PAYABLE

Economic Injury Disaster Loan – Discontinued operations

On May 14, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the Company borrowed an aggregate principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 14, 2021 (twelve months from the date of the SBA Note) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company also received a $7,000 grant, which does not have to be repaid.  During the year ended December 31, 2020, $7,000 was recorded in Other Income in the Statements of Operations in April 2020. During the year ended December 31, 2021, the Company made repayments of $1,462 and has a balance of $149,490 under short term notes payable in the accompanying Balance Sheet at December 31, 2021.

In connection therewith, the Company executed (i) a note for the benefit of the SBA (the “SBA Note”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default (the “SBA Security Agreement”). As a result of the failure to repay amounts based on the repayment schedule, on December 21, 2021, the Company was notified that it was in default of the EIDL Loan and that the entire balance of principal and unpaid interest of $155,598 is due.

Paycheck Protection Program Loan – Discontinued operations

On May 6, 2020, the Company executed a note (the “PPP Note”) for the benefit of TD Bank, N.A. (the “Lender”) in the aggregate amount of $51,065 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Note, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Note. The PPP Note of $51,065 was repaid in February 2021.

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Paycheck Protection Program Loan Round 2 – Discontinued operations

On April 2, 2021, the Company executed a note (the “PPP Note”) for the benefit of First Federal Bank (the “Lender”) in the aggregate amount of $200,000 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) through a second draw. The PPP is administered by the U.S. Small Business Administration (the “SBA”). The terms of the second draw have the same general loan terms as the first draw PPP loan. On December 31, 2021, the PPP Round 2 loan was forgiven and $200,000 was recorded as Other Income in the consolidated Statements of Operations.

Principal payments on loans payable are due as follows:

Year ending:	EIDL
2022	$149,490
Total liability	$149,490

NOTE 8 – LOAN PAYABLE TO SHAREHOLDER – discontinued operations

The Company borrows funds from its shareholders from time to time for working capital purposes. During the year ended December 31, 2021, the Company had no additional borrowings and made repayments of $68,405 for a balance of $0 at December 31, 2021. Advances are non-interest bearing and due on demand.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible Note Payable

Short Term

$85,766 Note

On April 22, 2019; The Company executed a convertible promissory note with GHS Investments, LLC (“GHS Note”). The GHS Note carries a principal balance of $57,000 together with an interest rate of eight (8%) per annum and a maturity date of February 21, 2020. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share) in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this GHS Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. As of December 31, 2019, the principal balance outstanding was $57,000.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-five percent (65%) of the lowest trading prices for the Common Stock during the twenty (20) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of thirty-five percent (35%).

On March 24, 2020, the note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares into series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766 as of December 31, 2021.

F-48

The Company accounts for an embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. The Company recorded a derivative liability of $82,257, recorded a change in derivative liability of $40,776 and $21,445 during the years ended December 31, 2021 and 2020, respectively.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021, the Convertible Notes Payable were in default. The Company is currently in discussions to restructure the terms of the note and recorded default interest of $22,450 and $86,566 during the years ended December 31, 2021 and 2020, respectively.

$220,000 Note

On September 21, 2020, the Company issued a convertible promissory note in the principal amount of $220,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $220,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying condensed consolidated Statements of Operations.

The principal balance due at December 31, 2021 is $220,000 and is presented as a short-term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021, the Convertible Notes Payable were in default. On July 19, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. In exchange for the Agreement, the Company agreed to pay a one-time interest charge of $11,680 in the year ended December 31, 2021.

$410,000 Note (previously $600,000)

On October 9 and October 16, 2020, the Company issued a convertible promissory note in the principal amount totaling $600,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

F-49

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $600,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying condensed consolidated Statements of Operations.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock. The principal balance of $410,000 is due October 16, 2022 and is presented as a short term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021, the Convertible Notes Payable were in default. On July 15, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the Notes related to the Company’s failure to timely file its Form 10-Q for the three-month period ended September 30, 2020, the Form 10-K for the year ended December 31, 2020, and the three-month period ended March 31, 2021. Therefore, no default interest has been accrued in these financial statements.

Promissory Debenture

On February 15, 2020 and on May 14, 2020, the Company entered into Promissory Agreement and Convertible Debentures (“Promissory Debentures”) with Emry for a principal sum of $70,000 (which was paid in two tranches: $50,000, paid on February 15, 2020, and $20,000, paid in April 2020) and $48,000 (which was paid in three tranches: $23,000, paid on May 14, 2020, $15,000, paid on May 22, 2020, and $10,000, paid on June 8, 2020), respectively. The Promissory Debentures bear interest, both before and after default, at 15% per month, calculated and compounded monthly. At the election of the holder, at any time during the period between the date of issuance and the one year anniversary of the Promissory Debentures, the Promissory Debentures are convertible into shares of the Company’s common stock at a conversion price of $0.001 per share. In addition, the Promissory Debentures provide for an interest equal to 15% of TNRG annual sales, payable on the 2nd day following the date of issuance of the Company’s audited financial statements.

On June 24, 2020, Emry, holder of (i) Promissory Debentures in principal amount of $70,000 dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock.

On November 22, 2021, the loan of $48,000 and accrued and unpaid interest of $573,798 totaling $621,798 was forgiven by EMRY and recorded as a gain on extinguishment of debt in Other Expense in the consolidated Statements of Operations.

As a result of the failure to timely file our Form 10-Q for the three month period ended September 30, 2020 and the Form 10-K for the year ended December 31, 2020, the Promissory Debentures were in default. On July 15, 2021, the Company entered into a Waiver Agreement (the “Agreement”) waiving the default provisions listed in the $48,000 note related to the Company’s failure to timely file its Form 10-Q for the three month period ended September 30, 2020 and the Form 10-K for the year ended December 31, 2020. The $35,000 note provides for no default penalties.

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NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has been authorized to issue 900,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

On May 14, 2019, the Board of Directors of the Company approved Articles of Amendment to the Company’s Articles of Incorporation that provided for a 1 for 20 reverse stock-split of the Company’s Common Stock. The Company’s Articles of Amendment were filed with the Secretary of State of the State of Florida on May 17, 2019. All share and per share amounts contained in this Annual Report on Form 10-K and the accompanying Financial Statements have been adjusted to reflect the Reverse Stock Split for all prior periods presented.

On August 14, 2020, the Company issued 60,000,000 common shares in conjunction with acquisition (see Note 1).

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock.

On October 13, 2020, the Company issued 195,480 common shares, valued at $33,232 (based on the Company’s stock price on the date of issuance), to GHS Investments in settlement of services provided to the Company.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock for a balance due of $410,000 at December 31, 2021 on the Note.

Preferred Stock

The Company has been authorized to issue 50,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock to Hadronic, a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our previous Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Shares were valued at the par value of the common stock equivalents, $500,000.

On January 9, 2020, Mina Mar (the “Purchaser”) acquired 50,000,000 shares of Series A Convertible Preferred Stock of the Company from Hadronic. At completion of the stock purchase the Purchaser owns approximately 98.6% of the fully diluted outstanding equity securities of the Company and approximately 99% of the voting rights for the outstanding equity securities. The purchase price of $94,766 for the Preferred Stock was paid by the assumption of a Company note obligation of $85,766 to Emry, with the balance paid in cash. The consideration for the purchase was provided to the Purchaser from the private funds of the principal of the Purchaser. The purchase of the Preferred Stock was the result of a privately negotiated transaction and consummation of the purchase resulted in a change of control of the Company.

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On March 24, 2020, Saveene (“Saveene”) acquired 50,000,000 shares of Series A Convertible Preferred Stock of the Company, from Mina Mar.  At the completion of the stock purchase, Saveene owns approximately 98.6% of the fully diluted outstanding equity securities of the Company and approximately 99% of the voting rights for the outstanding equity securities. The purchase price of $500,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Purchaser from the private funds of the principal of Saveene. The purchase of the Preferred Stock was the result of a privately negotiated transaction and consummation of the purchase resulted in a change of control of the Company.

On March 24, 2020, the Company held a meeting and voted to create two separate classes of preferred shares. Class “B” and class “C’ preferred shares. One class of shares B would be used to offer securitization for the watercraft while class C preferred shares would be used in conjunction with the securitization of air crafts.

Series B Convertible Preferred Stock was authorized for 10,000,000 shares of the “Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder converts into one thousand (1,000) shares of Company common stock, so at the completion of the stock purchase, Saveene owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities. The consideration for the purchase was provided to Saveene from the private funds of the principal of Saveene.

Series C Non-Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder. The series C is Non-Convertible Preferred Stock. Saveene owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities. The consideration for the purchase was provided to Saveene from the private funds of the principal of Saveene.

On March 24, 2020, the note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares of series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766.

On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares of series B and 10,000 shares of series C shares. As a result, the Series B and C voting ownership approximates 57% and therefore, the Company has a change in ownership resulting in the recognition of a gain or loss on the sale of the interest sold and on the revaluation of any retained noncontrolling investment in accordance with ASC 810-10-40-5.

The Company’s stock price on March 24, 2020 was $0.03, giving the Company a value of $0.03 per share times 11,244,923 shares outstanding or $337,348. The transaction was booked to loss on extinguishment of change in control and with the off-setting entry to additional paid-in capital due to it being a related party transaction.

On July 1, 2020, Yogev Shvo, a third party individual and principal shareholder of Nature personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of TNRG from Saveene Corporation, a Florida corporation (the “Seller”) (The “Purchase”). The purchase price of $250,000 for the Preferred Stock was paid in cash and was provided from the individual private funds of Purchaser.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

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NOTE 11 – OPERATING LEASES – DISCONTINUED OPERATIONS

The Company adopted ASC 842 as of December 31, 2019. The Company has an operating lease for the Company’s warehouse and office and accounts for this lease in accordance with ASC 842. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $344,203 and operating lease liability of $344,203 as of December 31, 2019.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

In December 2021, the Company confirmed with the landlord that as of that time and on a going forward basis, the Company has no rental obligation, or past due rental obligation or any other related liability on its office/ warehouse space located at 3017 Greene Street, Hollywood, Florida.

On October 22, 2021, the Company entered into a lease termination agreement (“Lease Termination”) with Canal Park Office to terminate the Company’s North Miami Beach, Florida office space. The Termination Agreement allows Canal Park Office to retain the security deposit of $24,799 and to be paid $21,000. The Company was released from any other obligations.

See Note 1 for impairment discussion as of December 31, 2021.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

In accordance with ASC 842, the components of lease expense were as follows:

	Years ended December 31,
	2021	2020
Operating lease expense	$102,280	$182,483
Short term lease cost	$4,430	$2,472
Total lease expense	$102,280	$184,954

F-53

In accordance with ASC 842, other information related to leases was as follows:

Years ended December 31,	2021	2020
Operating cash flows from operating leases	$102,280	$177,995
Cash paid for amounts included in the measurement of lease liabilities	$102,280	$177,995

Weighted-average remaining lease term—operating leases	–	2.4 years
Weighted-average discount rate—operating leases	–	8%

In accordance with ASC 842, maturities of operating lease liabilities as of December 31, 2021 were as follows:

Operating
Year ending:	Lease
2022	$–
Total undiscounted cash flows	$–

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	–
Weighted-average discount rate	–
Present values	$–

Lease liabilities—current	–
Lease liabilities—long-term	–
Lease liabilities—total	–

Difference between undiscounted and discounted cash flows	$–

Operating lease cost was $102,280 and $182,502 for the years ended December 31, 2021 and 2020, respectively.

NOTE 12 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 6, 8, and 10, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

On July 16, 2020, Yogev Shvo, an individual and the member of Nature, entered into a joint venture, Flower Top Wellness LLC, with YCA Group LLC to create four (4) lines of brand name CBD products. The joint venture was terminated on November 11, 2020. The joint venture purchased a total of approximately $150,000 of the Company’s products.

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NOTE 13 – INCOME TAXES

As a result of the Company’s Interest Purchase Agreement, the Company converted to a corporation (“Conversion”). Beginning on August 14, 2020, the Company’s results of operations are taxed as a C Corporation. Prior to the Conversion, the Company’s operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying consolidated financial statements for periods prior to August 14, 2020.

At December 31, 2021, net operating loss carry forwards for Federal and state income tax purposes totaling approximately $495,000 available to reduce future income which, if not utilized, will begin to expire in the year 2040. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	For the Years Ended December 31,
	2021	2020

Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	3.5%	3.5%
Permanent differences	0.0%	0.0%
Valuation allowance	(24.5)%	(24.5)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2021	2020

Deferred tax assets:
Net operating loss carry forwards	$495,455	$323,940
Stock based compensation	–	–
Valuation allowance	(495,455)	(323,940)

Deferred tax asset, net	$–	$–

Major tax jurisdictions are the United States and Florida. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

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NOTE 14 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	Years Ended December 31,
	2021	2020
Series A convertible preferred stock	500,000,000	500,000,000
Series B convertible preferred stock	5,000,000	5,000,000
Series C convertible preferred stock	10,000	10,000
Total potentially dilutive shares	505,010,000	505,010,000

The following table sets forth the computation of basic and diluted net income per share:

	Years Ended December 31,
	2021	2020

Loss from continuing operations	$(1,136,288)	$(505,973)
Discontinued operations	(236,262)	(44,629)
Net loss attributable to the common stockholders	$(1,372,550)	$(550,602)

Basic weighted average outstanding shares of common stock	76,735,271	35,787,669
Dilutive effect of options and warrants	–	–
Diluted weighted average common stock and common stock equivalents	76,735,271	35,787,669

Loss per share:
Net loss per share from continuing operations, basic and diluted	$(0.02)	$(0.02)
Net loss per share from discontinued operations, basic and diluted	(0.00)	(0.00)
Net loss per share total, basic and diluted	$(0.02)	$(0.02)

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NOTE 15 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except:

First Capital Venture

On November 3, 2020, First Capital Venture Co., a subsidiary of the client, d/b/a Diamond CBD, filed a civil complaint against Thunder Energies Corporation (the “Defendants”), in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-20-019111 (the “Complaint”).

On January 26, 2021 Plaintiffs were erroneously granted an Order of Default to which the Defendants immediately pointed out to the Court and on February 23, 2021 an Order Vacating the Default was granted in favor of the Defendants. The Plaintiff knew, or should have known, that the Order of Default was not valid but they proceeded on February 9, 2021 to publish false and misleading press releases.

Thunder Energies Corporation is proceeding through discovery and is of the belief the suit will be decided in their favor. A pending Motion to Dismiss is before the Court. Plaintiff’s Complaint is based on a claim for tortious interference and misappropriation of trade secrets. Neither claim is supported by the Complaint.

Thunder Energies Corporation has issued a cease and desist to the Plaintiff and is considering a counter claim concerning the false information and disclosures made by the Plaintiff that may have affected the Company’s business and shareholders.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements. The Company is confident to obtain a summary judgement in their favor on the trade secret allegations and hence has not provided for any financial exposure. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

Rocket Systems – Discontinued Operations

On October 13, 2021, Rocket Systems, Inc. (“Plaintiff”) filed a complaint against Nature Consulting LLC (“Nature”) in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-21-018840 (the “Complaint”).

The complaint alleges that the Plaintiff paid Nature a deposit of $50,000 for the delivery of Nature products. According to the Complaint, Nature delivered $6,188 of the product but failed to deliver the remaining $43,812 of product.

Plaintiff has demanded that the remainder of the product order be canceled and the refund of $43,812. In addition, the Plaintiff is seeking prejudgment interest and costs of this action.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements except that Nature has recorded a reserve of $43,812 as of December 31, 2021. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

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Home Remedies CBD – Discontinued Operations

On November 23, 2021, Home Remedies CBD, LLC (“Plaintiff”) filed a complaint against TheHemplug LLC (“THP”) in the pending 3rd Judicial Circuit Court in and for Wayne County, Michigan, (the “Michigan Court”), Case Number CACE-21-016306-CB (the “Complaint”).

The complaint alleges that the Plaintiff paid Nature a deposit of $60,030 for the delivery of THP products. According to the Complaint, Nature delivered $27,600 of the product but failed to deliver the remaining $32,430 of product. In addition, Plaintiff returned $4,575 of product to correct the labeling and that THP failed to correct the labeling and return the product to Plaintiff.

Plaintiff has demanded that the remainder of the product order be canceled and a refund of $37,005. In addition, the Plaintiff is seeking prejudgment interest and costs of this action.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements except that THP has recorded a reserve of $15,000 as of December 31, 2021. The Company is confident to obtain a summary judgement in their favor on the trade secret allegations and hence has not provided for any financial exposure. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

On July 19, 2022, THP agreed to pay Plaintiff a settlement of $15,000.

Guarantees – Discontinued Operations

The Company's Promissory Note is collateralized by substantially all of the Company's assets and is personally guaranteed by the Company's former CEO, Mr. Yogev Shvo.

Employment Contracts

The Company has no employment contracts with its key employees.

NOTE 16 – DISCONTINUED OPERATIONS

As a result of the October 14, 2021 Complaint filed against Defendants, the Company determined that Nature would be accounted as a discontinued operation pursuant to ASC 205-20 Discontinued Operations. In determining whether a group of assets that is disposed (or to be disposed) should be presented as a discontinued operation, we analyzed whether the group of assets being disposed represents a component of the Company; that is, whether it had historic operations and cash flows that were clearly distinguished, both operationally and for financial reporting purposes. In addition, we considered whether the disposal represents a strategic shift that has or will have a major effect on our operations and financial results.

The following table reconciles the loss realized from the disposal of discontinued operations:

December 31,
2021
Accounts payable	$386,129
Due to related party	72,743
Customer advance payments	203,518
Short term notes payable	149,490
Accrued interest	89,120
Gain on disposal of discontinued operation	$901,000

Discontinued operations for the years ended December 31, 2021 and 2020 consist of the operations from Nature.

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The following tables lists the assets and liabilities of discontinued operations as of December 31, 2021 and 2020 and the discontinued operations for Nature for years ended December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$–	$97,503
Accounts receivable	–	68,403
Inventories, net	–	168,470
Prepaid expenses	–	202,050
Total current assets of discontinued operation	–	536,426

Property and equipment, net	–	164,938
Intangibles, net	–	71,855
Operating lease right-of-use assets, net	–	461,695
Other assets	–	24,799
Total non-current assets of discontinued operations	–	723,287
TOTAL ASSETS OF DISCONTINUED OPERATION	$–	$1,259,713

LIABILITIES
Current liabilities:
Accounts payable	$386,129	$120,477
Due to related party	72,743	485,487
Loan payable to shareholder	–	68,405
Customer advance payments	203,518	522,258
Short term notes payable	149,490	–
Current portion of operating lease liabilities	–	207,762
Accrued interest	89,120	–
Other current liabilities	–	26,997
Total current liabilities of discontinued operation	901,000	1,431,386

Long-term liabilities:
Long term notes payable	$–	$201,035
Operating lease liabilities net of current portion	–	260,931
Total long-term liabilities of discontinued operation	–	461,966
TOTAL LIABILITIES OF DISCONTINUED OPERATION	$901,000	$1,893,352

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	For the Years Ended December 31,
	2021	2020

Revenue	$3,750,519	$7,674,306
Cost of sales	1,574,770	4,507,865
Gross profit	2,175,749	3,166,441

Operating expenses:
Advertising and marketing expenses	392,171	866,779
General and administrative	2,005,117	2,297,497
Total operating expenses	2,397,288	3,164,276
Profit from operations	(221,539)	2,165

Other expense (income):
Impairment of assets	195,347	–
Interest expense	19,672	60,156
Other expense	–	5,350
Other income	(200,296)	(18,712)
Total other expense	14,723	46,794

Loss before income taxes	(236,262)	(44,629)
Income taxes	–	–

Net loss of discontinued operations	$(236,262)	$(44,629)

NOTE 17 – SUBSEQUENT EVENTS

Acquisition of TNRG Preferred Stock

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White, and Mr. Donald Keer, each as an individual and principal shareholders of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the purchase was provided to the Purchaser from the individual’s private funds.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As a result of the Purchase, the Purchaser owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities and therefore, the Company has a change in ownership resulting in the recognition of a gain or loss on the sale of the interest sold and a revaluation of any noncontrolling investment in accordance with ASC 810-10-40-5.

F-60

As part of the Purchase Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation.

The purchase price of $50,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Seller from the Purchaser. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

1)	Purchaser acquired TNRG subject to the following existing debt and obligations:

a.	$35,000 Convertible Note held by ELSR plus accrued interest
b.	$85,766 Convertible Note held by ELSR plus accrued interest
c.	$220,000 Convertible Note held by 109 Canon plus accrued interest
d.	$410,000 Convertible Note held by Moshe Zucker plus accrued interest of which $190,000 has recently been converted into 3,800,000 shares of restricted common stock.
e.	Auditor Invoice estimated at $30,000 past due and $37,000 for completion of 2021
f.	Accountant Invoice estimated at $42,500 and approximately $4,500 for completion of 2021
g.	No other debt or liability is being assumed by Purchaser
h.	Purchaser specifically assumes no liability regarding any dispute between Orel Ben Simon and the Seller. Seller shall indemnify Company as required in the body of the Agreement.
i.	Company may be subject to potential liability and legal fees and associated costs regarding the FCV Matter if in excess of the Seller indemnification provisions set forth in Section 11 of the Agreement
j.	Purchaser on behalf of the Company is responsible for assuring the Company’s timely payment of all Company federal and state and any related tax obligations for fiscal year 2021 with the exception of taxes due relating to income, sales, license, business or any other taxes associated with Nature and HP

2)	The transfer to Seller of all of TNRG’s security ownership interest in each of Nature and HP to Seller shall include the following existing Nature debt and related matters:

a.	EIDL Loan ($149,490 plus $9,290 accrued interest)
b.	$72,743 note due to Orel Ben Simon plus accrued interest
c.	All cases in action and potential legal liabilities concerning current disputes with Nature, HP, Ben Simon, Seller and any other parties.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Mr. Adam Levy, Mr. Bruce W.D. Barren, Ms. Solange Bar and Mr. Yogev Shvo (Chairman) have either resigned or been voted out of their positions.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Ricardo Haynes became the sole Director, CEO and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

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Employment Agreements

On March 1, 2022, as amended on October 1, 2022, Mr. Ricardo Haynes, the Company’s Chief Executive Officer and President (“CEO”) entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022
•	Lump Sum payment of $21,299.00 for services from July 1, 2022 – December 31, 2022
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director real Estate Development.
o	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	4,800 RoRa Coins in possession of the Company.
•	Mr. Eric Collins, Chairman and Chief Operations Officer.
o	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	2,500 RoRa Coins in possession of the Company.
•	Mr. Donald Keer, Corporate Counsel
o	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	700 RoRa Coins in possession of the Company.
•	Mr. Lance Lehr, Chief Operating Officer
o	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	500 RoRa Coins in possession of the Company.

Consulting Agreements

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the related party will be entitled to a total of 10,000,000 common, vest immediately, valued at $300,000 (based on the Company’s stock price on the date of issuance) and will be expensed over the thirty-six (36) term of the Consulting agreement.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the related party will be entitled to a total of 5,000,000 common, vest immediately, valued at $150,000 (based on the Company’s stock price on the date of issuance) and will be expensed over the thirty-six (36) term of the Consulting agreement.

F-62

Convertible Notes Payable

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that pay interest at 10% per annum and are due and payable on December 31, 2022 for aggregate gross proceeds of $347,500 through August 31, 2022. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.07 per share into the Company’s common stock if before any public offering. The Note includes customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does not have a BCF.

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. The expected date for being live is November 1, 2022. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does not have a BCF.

Investment in Fourth &One

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matures on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s REG A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022.

Financing Engagement Agreement

On August 25, 2022 the Company entered into a Legal Services Agreement with The George Law Group in connection with an issuance of multi-tranched securitization (“Financing”) which shall utilize a pledge of the Company’s stock and other properties currently owned or under the Company’s control. The legal fee shall be one-half of one percent (0.5%) of the par amount of any Financing. The Company paid a retainer of $25,000 at the signing of the Legal Services Agreement which will be applied to any fees incurred in the Financing.

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PART III

INDEX TO EXHIBITS

2.1	Articles of Incorporation **
2.2	Bylaws **
3.1	Certificate of Designation - Preferred Series A **
3.2	Certificate of Designation - Preferred Series B **
3.3	Certificate of Designation - Preferred Series C **
3.3	Written Consent of Stockholders and Directors **
6.1	Amendment No. 1 to the Convertible Promissory Note dated May 13, 2022 *
6.2	Dalmore Broker-Dealer Agreement *
6.3	Las Vegas Aces Sponsorship Agreement *
6.4	Turvata Holdings Limited Waiver Agreement *
6.5	Fourth & One, LLC Membership Purchase Interest Agreement *
5.1	Investment Policy Statement *
11.1	Consent of Auditor *
12.1	Attorney opinion on legality of the offering *
13.1	“Test the waters” materials ***

___________________________

*	Filed herewith.
**	Previously filed.
***	No “Test the Waters” presentations were made and no “Test the Waters” materials were prepared.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Georgia, on January 27, 2023.

THUNDER ENERGIES, INC.

By: /s/ Ricardo Haynes

By: Ricardo Haynes
CEO of THUNDER ENERGIES, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Matthew D. White

Matthew D. White, Chief Financial Officer

Date: January 27, 2023

/s/ Eric Collins
Eric Collins, Director

Date: January 27, 2023

/s/ Lance Lehr
Lance Lehr, Director

Date: January 27, 2023

/s/ Tori White
Tori White, Director

Date: January 27, 2023

/s/ Donald R. Keer
Donald R. Keer, Director

Date: January 27, 2023